UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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KAYDON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KAYDON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Ann Arbor, Michigan

April 5, 2013

To Our Stockholders:

The 2013 Annual Meeting of Stockholders of Kaydon Corporation will be held at the Company’s corporate offices, 2723 South State Street, Suite 300, Ann Arbor, Michigan on Wednesday, May 8, 2013, at 11:00 a.m. local time for the following purposes:

(1) to elect six members to the Board of Directors as set forth in the enclosed proxy statement, each to serve a term of one year;

(2) to approve the Kaydon Corporation 2013 Non-Employee Directors Equity Plan;

(3) to ratify the appointment of Ernst & Young LLP by the Audit Committee of the Board of Directors as independent registered public accountants for the year ending December 31, 2013;

(4) to approve, in a non-binding, advisory vote, the compensation of our named executive officers, commonly referred to as a “Say on Pay” proposal; and

(5) to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on Wednesday, March 13, 2013, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

JAMES O’LEARY

President and Chief Executive Officer

THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND IMMEDIATE RETURN OF THE ACCOMPANYING PROXY

You can help avoid the necessity and expense of sending a follow-up letter by the prompt completion and return of the enclosed proxy whether or not you expect to attend the Annual Meeting of Stockholders. For your convenience, there is enclosed a self-addressed envelope requiring no postage if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 8, 2013:

•	This Proxy Statement and the Kaydon Corporation Annual Report to Stockholders for 2012 are available at www.proxyvote.com.

•

The 2013 Annual Meeting of Stockholders of Kaydon Corporation will be held on Wednesday, May 8, 2013, at 11:00 a.m., Eastern Time, at the principal offices of Kaydon Corporation located at 2723 South State Street, Suite 300, Ann Arbor, Michigan 48104.

•	The matters to be acted on at the 2013 Annual Meeting of Stockholders of Kaydon Corporation are:

•	Electing six directors to serve until the Annual Meeting of Stockholders in 2014,

•	Approving the Kaydon Corporation 2013 Non-Employee Directors Equity Plan,

•	Ratifying the selection of Ernst & Young LLP as the independent registered public accountants for Kaydon Corporation for the year ending December 31, 2013, and

•	Approving, in a non-binding, advisory vote, the compensation of our named executive officers (the “Say on Pay” proposal).

•

Kaydon Corporation also makes available on its internet website (www.kaydon.com) its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, all of its other filings with the Securities and Exchange Commission, any Statements of Changes of Beneficial Ownership (Form 4 Reports) filed by its directors and executive officers, the charters of each Committee of the Board of Directors, its Corporate Governance Guidelines and its Codes of Ethics. Information contained on Kaydon Corporation’s website shall not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of Kaydon Corporation’s other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that Kaydon Corporation specifically so provides.

•	You are invited to attend the meeting in person and if you do, you may cast your vote in person at the meeting.

KAYDON CORPORATION

2723 South State Street, Suite 300

Ann Arbor, Michigan 48104

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 8, 2013

PROXY STATEMENT

Purpose

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Kaydon Corporation, a Delaware corporation (“Kaydon” or the “Company”), for use at the Annual Meeting of Stockholders of Kaydon to be held on May 8, 2013, and at any adjournments or postponements thereof. Stockholders of record at the close of business on March 13, 2013, are entitled to notice of, and to vote at, the Annual Meeting. On March 13, 2013, we had 32,195,311 shares of common stock outstanding. The common stock is our only outstanding class of voting securities. This proxy statement and the enclosed form of proxy are being mailed to stockholders, together with our Annual Report on Form 10-K (which includes audited consolidated financial statements for our year ended December 31, 2012), commencing on or about April 5, 2013.

Participants in the Kaydon Corporation Employee Stock Ownership and Thrift Plan will receive separate voting instruction cards covering the shares held for participants in this plan. Voting instruction cards must be returned or the shares will not be voted by the trustee.

Voting Instructions

General — Shares represented by a proxy will be voted in the manner directed by the stockholder. If no direction is made, except as discussed below regarding broker non-votes, the signed proxy will be voted:

1. for the election of the six nominees for the Board of Directors named in this Proxy Statement;

2. for the approval of the Kaydon Corporation 2013 Non-Employee Directors Equity Plan;

3. for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2013;

4. for the approval of the compensation of our named executive officers (the “Say on Pay” proposal); and

5. in accordance with the judgment of the persons named in the proxy as to such others matters as may properly come before the Annual Meeting, or any adjournments or postponements.

Signature Requirements — If stock is registered in the name of more than one person, each named person should sign the proxy. If the stockholder is a corporation, the proxy should be signed in the corporation’s name by a duly authorized officer. If a proxy is signed as an attorney, trustee, guardian, executor, administrator or a person in any other representative capacity, the signer’s full title should be given.

Revocation — A stockholder giving the enclosed proxy may revoke it at any time before the vote is cast at the Annual Meeting by (i) executing and returning to the Secretary of Kaydon Corporation at the Company’s principal office or the Company’s tabulation agent (Broadridge) prior to the Annual Meeting either a written revocation or a proxy bearing a later date or (ii) voting in person at the Annual Meeting. Any stockholder who attends the Annual Meeting in person will not be considered to have revoked his or her proxy unless such stockholder affirmatively indicates at the Annual Meeting his or her intention to vote the shares represented by such proxy in person.

Quorum; Vote Required — The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is required to constitute a quorum at the meeting. The holders of common stock are entitled to one vote for each share they hold. The directors shall be elected by a plurality of the votes present or represented, in person or by proxy, at the Annual Meeting and entitled to vote in the election of directors. The affirmative vote, in person or by proxy, of holders of a majority of the outstanding shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required to ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2013 by the Audit Committee of the Board of Directors and to approve the Company’s compensation of its named executive officers in the Say on Pay proposal. Pursuant to the stockholder approval policy of the New York Stock Exchange, the affirmative vote, in person or by proxy, of holders of a majority of the shares voted with respect to the Kaydon Corporation 2013 Non-Employee Directors Equity Plan, so long as the shares voted represent more than 50% in interest of all securities entitled to vote on such proposal, is required for approval of the plan.

Shares represented by proxies which indicate that the stockholders abstain as to the election of directors or to other proposals will be treated as being present for the purpose of determining the presence of a quorum and as shares entitled to vote and, other than for the election of directors, the number of votes cast with respect to each proposal. Consequently, an abstention will have the effect of a vote against with respect to proposals other than the election of directors.

If a broker does not receive instructions from the beneficial owner of shares of common stock held in street name for certain types of proposals it must indicate on the proxy that it does not have authority to vote such shares (a “broker non-vote”) as to such proposals. Shares represented by broker non-votes will be considered present for purposes of a quorum, but will not be considered voted with regard to or treated as present with respect to those proposals to which the broker non-votes relate. If a stockholder whose shares of common stock are held in “street name” by a brokerage firm does not instruct the broker how to vote in the election of directors, approval of the Kaydon Corporation 2013 Non-Employee Directors Equity Plan, or approval of the compensation of our named executive officers, such stockholder’s broker will not be allowed to vote with respect to these proposals. As a result, if the proxy card is returned by the broker, the shares represented thereby will be considered present for purposes of a quorum, but will not be treated as present for or voted in the election of directors or for approval of the compensation of our named executive officers and thus will have no effect on those votes. Similarly, broker non-votes are not considered as votes cast with respect to the approval of the 2013 Non-Employee Directors Equity Plan, but the shares related to such broker non-votes will be included in the denominator (but not the numerator) when determining if the number of shares voted on this proposal represent more than 50% of the interest of all securities entitled to vote. Brokers are allowed to vote on behalf of beneficial owners without instruction in the ratification of the selection of auditors.

Expenses of Solicitation

Expenses incurred in connection with the solicitation of proxies will be paid by Kaydon. Proxies are being solicited primarily by mail but, in addition, officers and other employees of Kaydon may solicit proxies by telephone, in person or by other means of communication, but will receive no extra compensation for such services. Kaydon will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs incurred in connection with this solicitation.

Principal Stockholders

The following table sets forth information as of March 13, 2013, with respect to the beneficial ownership of Kaydon’s common stock by all persons known by us to beneficially own more than 5% of our common stock. We included ownership information for principal stockholders as provided in the most recently available Schedule 13D or Schedule 13G filed by each respective holder.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Issued and Outstanding Common Stock
BlackRock, Inc.(1)	2,421,210	7.54%
40 East 52nd Street
New York, NY 10022

Janus Capital Management LLC(2)	3,814,035	11.9%
Perkins Investment Management LLC
Perkins Small Cap Value Fund
151 Detroit Street
Denver, CO 80206

Royce & Associates, LLC(3)	1,698,200	5.29%
745 Fifth Avenue
New York, NY 10151

The Vanguard Group, Inc.(4)	1,880,398	5.85%
100 Vanguard Blvd.
Malvern, PA 19355

Stowers Institute for Medical Research(5)	1,899,347	5.9%
American Century Companies, Inc.
American Century Investment Management, Inc.
4500 Main Street
9th Floor
Kansas City, MO 64111

Artisan Partner Holdings LP(6)	1,931,200	6.0%
Artisan Investment Corporation
Artisan Partners Limited Partnership
Artisan Investments GP LLC
ZFIC, Inc.
Andrew A. Ziegler
Carlene M. Ziegler
875 East Wisconsin Avenue, Suite 800
Milwaukee, WI 53202

Notes:

(1)	Based on its statement on Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 8, 2013, BlackRock, Inc. claims sole voting and sole dispositive power over these shares.

(2)	Based on joint statements on Schedule 13G filed with the SEC on February 14, 2013, these beneficial owners, which are affiliates, claim shared voting and shared dispositive power over these shares. The owners report that Perkins Small Cap Value Fund has sole voting and sole dispositive power over 1,663,500 shares.

(3)	Based on its statement on Schedule 13G filed with the SEC on January 14, 2013, Royce & Associates LLC claims sole voting and sole dispositive power over these shares.

(4)	Based on its statement on Schedule 13G filed with the SEC on February 11, 2013, The Vanguard Group, Inc. claims sole voting power over 50,520 shares; sole dispositive power over 1,831,178 shares; and shared dispositive power over 49,220 shares.

(5)	Based on joint statements on Schedule 13G filed with the SEC on February 11, 2013, various persons, including investment companies and separate institutional investor accounts that American Century Investment Management, Inc. serves as investment adviser, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities that are the subject of this schedule. The three beneficial owners report sole voting power over 1,816,364 shares and sole dispositive power over 1,899,347 shares.

(6)	Based on joint statements on Schedule 13G filed with the SEC on February 6, 2013, the shares reported in the Schedule 13G have been acquired on behalf of discretionary clients of Artisan Partners. The beneficial owners report shared voting power over 1,827,400 shares and shared dispositive power over 1,931,200 shares.

MATTERS TO BE CONSIDERED

General

The following is a discussion of the matters to be presented for stockholder approval at the Annual Meeting:

PROPOSAL 1. ELECTION OF DIRECTORS

Each of the nominees listed below has been nominated for election as a director until the Annual Meeting of Stockholders to be held in 2014 and until their respective successors are elected. Each of the following nominees is presently serving as a director of Kaydon.

In the event any nominee is not available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by the Corporate Governance and Nominating Committee. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director, if elected.

Vote Required

Directors are elected by a plurality of votes validly cast in person or by proxy at the Annual Meeting, provided that a quorum is present. Brokers holding shares registered in “street name” will not be allowed to vote such shares unless they receive instructions from the beneficial owner of such shares, creating “broker non-votes”. Shares represented by proxies that are marked “withhold authority” or as to which “broker non-votes” exist with respect to the election of one or more nominees as director will not be counted in determining whether a plurality of votes was obtained in such matters. Except in the case of broker non-votes, if no directions are given and the signed card is returned, the persons named as proxies will vote the shares for the election of all listed nominees for director.

We recommend that you vote your shares FOR the election of the following nominees:

Nominees

The following paragraphs provide information as of the date of this proxy statement about each nominee for director. The information presented includes information each director has provided us about his age (as of March 13, 2013), all positions he holds, his principal occupation and business experience for the past five years and the names of other publicly-held companies for which he currently serves as a director or has served as a director during the past five years. We have also provided below information regarding additional experience, qualifications, attributes and skills that lead our Board to the conclusion that each person should serve as a director. In addition to the information set forth below, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.

Mark A. Alexander (54)	Background: Mr. Alexander has been Chairman and Chief Executive Officer of Alexander Investors LLC, a private investment firm, since September 2009. Prior to that, Mr. Alexander served for more than fourteen years as the Chief Executive Officer of Suburban Propane Partners, L.P., a national marketer of propane, fuel oil and other refined fuels. Mr. Alexander was appointed as a director of Kaydon in July 2007 and is a member of the Compensation Committee and the Audit Committee.

Additional Experience and Qualifications: Mr. Alexander brings broad business and executive leadership experience to the Board, developed through his leadership roles at Suburban Propane Partners, L.P. spanning over fourteen years, and prior to that, his experience as Senior Vice President-Corporate Development for Hanson Industries, the U.S. management division of Hanson plc, a global diversified industrial conglomerate, giving him insight into issues our Board faces doing business outside the United States and insight into our customers’ needs through his industrial experience. Mr. Alexander’s current position with a private investment firm enables him to bring the investor’s view to our Board.

David A. Brandon (60)	Background: Mr. Brandon has served as Director of Athletics at the University of Michigan since March 2010 and as Chairman of the Board of Domino’s Pizza, Inc., a company in the business of franchising and operating retail pizza delivery stores and food distribution, since March 1999. He served as Chief Executive Officer of Domino’s Pizza from March 1999 until March 2010. Mr. Brandon also served as a director of Burger King Corporation from 2003 until 2010, and the TJX Companies, Inc. from 2001 until 2011. Mr. Brandon served as a director of Northwest Airlines Corporation from 2007 until 2008. Mr. Brandon is currently a director of DTE Energy Co. and Herman Miller, Inc. Mr. Brandon has been a director of Kaydon since February 2004, is Chairman of the Compensation Committee, and is a member of the Corporate Governance and Nominating Committee.

Additional Experience and Qualifications: Mr. Brandon’s business career has included senior leadership or management roles in a variety of businesses operating in global markets, and spanning a diverse range of products and services, including retail pizza delivery and distribution; marketing services and sales promotion; and consumer products; giving him insight into issues our Board faces in expanding our business globally. Among many other honors, in 2006, Mr. Brandon received the Ernst & Young Master Entrepreneur of the Year Award, and in 2007, he was recognized as CEO Coach of the Year by the American Football Coaches Foundation, an award which recognizes outstanding qualities of leadership found in America’s corporate world. The Board benefits from Mr. Brandon’s breadth of business experience and proven leadership qualities.

Patrick P. Coyne (49)	Background: Mr. Coyne has been employed by Delaware Investments for more than 20 years and has been its President since July 2006. Mr. Coyne is also Chairman of the Board for the Delaware Investments Family of Mutual Funds. Delaware Investments, an affiliate of Macquarie Group, is a diversified asset management firm. From 2003 to 2006, Mr. Coyne served as a director of Lincoln National Convertible Securities Fund, Inc., and Lincoln National Income Fund, Inc. Mr. Coyne was appointed as a director of Kaydon in July 2007 and is a member of the Audit Committee and Compensation Committee.

Additional Experience and Qualifications: As President and Chief Executive Officer, Mr. Coyne oversees all aspects of a $184 billion investment management firm. His background includes a variety of key leadership positions in the investment management field. In his current position at Delaware Investments, Mr. Coyne is responsible for, among other things, approving and implementing internal controls for financial reporting purposes. His broad business experience in management and as a professional investor makes him a valuable member of the Board. In particular, the Board benefits from Mr. Coyne’s extensive knowledge of investing and capital markets and his perspective as a leader in the investment industry as well as his direct experience with internal controls.

William K. Gerber (59)	Background: Mr. Gerber has been Managing Director of Cabrillo Point Capital LLC, a private investment fund, since January 2008. Prior to that, he was Executive Vice President and Chief Financial Officer of Kelly Services, Inc., a global staffing services company since 1998. Mr. Gerber has served as a director of AK Steel Corporation since 2007, and Chairman of its Audit Committee since 2008. Mr. Gerber has served as a director of Wolverine World Wide, Inc. since 2008. He has been a director of Kaydon since October 2007 and is Chairman of the Audit Committee, and is a member of the Corporate Governance and Nominating Committee.

Additional Experience and Qualifications: Mr. Gerber’s business experience spans some 35 years, and includes senior corporate finance roles in a variety of global companies, including Kelly Services, Inc., where he served as Executive Vice President and Chief Financial Officer, and Limited Brands, Inc., where he held several positions including Vice President — Finance, and Vice President — Corporate Controller. Additionally, Mr. Gerber is a Certified Public Accountant. By virtue of his background, Mr. Gerber is the Board’s “audit committee financial expert”. His understanding of complex financial and accounting matters allows him to make meaningful contributions as an independent member of the Board and its Audit Committee, which he chairs.

Timothy J. O’Donovan (67)	Background: Mr. O’Donovan has served as a director of Wolverine World Wide, Inc., a company in the business of manufacturing and marketing footwear products, since 1993. He served as Chairman of Wolverine from April 2005 to December 2009, and served as their Chief Executive Officer from April 2000 to April 2007. Mr. O’Donovan has served on the Board of Directors of Spartan Stores, Inc. since 2003. He has been a director of Kaydon since July 2005 and is a member of the Audit Committee and is Chairman of the Corporate Governance and Nominating Committee. Mr. O’Donovan serves as the Board of Directors’ Lead Director.

Additional Experience and Qualifications: Mr. O’Donovan’s service at Wolverine World Wide, Inc. spanned more than thirty years, and while there, he served in a variety of leadership positions. He has also devoted time to various civic and charitable organizations, including serving as Past Director of United Way of West Michigan, and served on the Dean’s Advisory Council at Iowa State University School of Business, among many others. Mr. O’Donovan is the recipient of a number of prestigious awards, including the Economic Club of Grand Rapids’ Business Person of the Year Award in 2006, and a Business Citation of Achievement from Iowa State University College of Business, in 2006. Mr. O’Donovan’s depth of experience, including experience with a manufacturing business, enables him to make meaningful contributions to the Board.

James O’Leary (50)	Background: Mr. O’Leary has served as President and Chief Executive Officer of Kaydon since March 2007, and as Chairman of the Board since May 2007. He was an independent director of Kaydon from 2005 to March 2007. Mr. O’Leary is a certified public accountant in the State of New York (currently inactive) and holds an MBA from the Wharton School of the University of Pennsylvania. Mr. O’Leary’s depth of business, operations and financial experience make him an excellent candidate as a member of our Board.

PROPOSAL 2:

Approval of Kaydon Corporation 2013 Non-Employee Directors Equity Plan

The Company’s existing 2003 Non-Employee Directors Equity Plan (the “2003 Directors Plan”) expires by its terms on April 30, 2013. Because the 2003 Directors Plan is expiring before the 2013 Annual Meeting of Stockholders no additional grants may be made under that plan. In order to attract and retain qualified persons to serve as directors of Kaydon, the Board of Directors has adopted the Kaydon Corporation 2013 Non-Employee Directors Equity Plan (the “2013 Directors Plan”), subject to approval at the 2013 Annual Meeting of Stockholders.

Summary of the 2013 Directors Plan

The following general description of certain features of the 2013 Directors Plan is qualified in its entirety by reference to the copy of the 2013 Directors Plan attached as Appendix A.

Under the 2013 Directors Plan, members of the Board of Directors who are not employees of the Company or any of its subsidiaries or affiliates (“Non-Employee Directors”) will receive options to purchase common stock and shares of restricted stock as described below. On May 8, 2013, there will be five Non-Employee Directors. The 2013 Directors Plan will be administered by the Compensation Committee of the Kaydon Board of Directors.

The maximum number of shares that may be granted as restricted stock or issued upon exercise of options that may be granted under the 2013 Directors Plan is 250,000. Upon the occurrence of any recapitalization or other change in the capital structure of Kaydon, appropriate equitable adjustments will be made in the number of shares of common stock available for option grants and restricted stock grants under the plan, in the number of shares and the exercise price of any outstanding options previously granted under the Plan, and in the number of shares subject to future option grants and restricted stock grants. As of March 13, 2013, there were 32,195,311 shares of common stock issued and outstanding. The market value of a share of common stock on March 13, 2013 was $25.79.

The 2013 Directors Plan provides that on the business day immediately following each annual meeting of stockholders (the “Annual Grant Date”), beginning with the year 2013, each Non-Employee Director serving on that date will be granted (i) an option to purchase that number of shares of Stock that will result in a grant date fair value of $50,000 as of the Annual Grant Date and (ii) that number of shares of restricted stock determined by dividing $50,000 by the fair market value of a share of Company stock on the Annual Grant Date. The grant date fair value of the option award will be determined using the Black-Scholes option price model used by the Company to value stock options for financial statement purposes (or such other option valuation model then in use by the Company). In addition, the 2013 Directors Plan provides that each person who is first appointed as a Non-Employee Director within six months after an annual meeting of stockholders will be granted, on the date of appointment, an option to purchase common stock and restricted stock based on the same formulas used on the Annual Grant Date.

Options granted under the 2013 Directors Plan will have an exercise price equal to the fair market value per share of common stock of the Company (i.e., the closing price for common stock on the NYSE) on the day of grant. On the first anniversary of the date of grant, an option will become fully vested and exercisable. The exercise price of an option must be paid in cash or by surrender of previously-owned common stock. If a Non-Employee Director’s service as a director is terminated due to disability or retirement at or after age 65, any outstanding options that are not then exercisable will continue to become exercisable in accordance with the schedule described above. If a Non-Employee Director’s service as a director is terminated due to death, any outstanding options that are not then exercisable will become exercisable immediately. If a Non-Employee Director’s service as a director is terminated for any reason other than death, disability or retirement on or after age 65, any outstanding options that are not then exercisable will not become exercisable and will be forfeited. All options granted under the 2013 Directors Plan must be exercised within ten years after the date of grant, including those that are exercisable at the time a Non-Employee Director’s service terminates; except that (a) options held by a person whose service terminates for any reason other than death, disability or retirement must be exercised within one month for the date of the person’s termination of service and (b) options held by a director whose service terminates due to death must be exercised by the director’s personal representative or heir within five years from the date of death or ten years from the date of grant, whichever occurs first.

Shares of restricted stock issued under the 2013 Directors Plan will be subject to restrictions on transferability (and may be subject to additional restrictions if the Compensation Committee so determines) and will be subject to forfeiture upon termination of service other than by reason of death, disability or retirement on or after age 65. On January 5th following the date of grant, all shares covered by the grant will be free of restrictions. If a Non-Employee Director incurs a termination of service as a director due to death or disability, all restrictions in effect at the date of termination shall immediately lapse and all shares of restricted stock will be free of any restrictions. If a Non-employee Director incurs a termination of service as a director due to retirement at or after age 65, restrictions in effect at the date of termination will continue to lapse in accordance with the schedule described above. In addition, if a former Non-Employee Director continues to hold restricted stock following his or her retirement, the shares of restricted stock that remain subject to restrictions will be forfeited and transferred back to the Company if the Committee at any time thereafter determines that the former Non-Employee Director has engaged in any activity detrimental to the interests of the Company.

In addition, in the event of certain corporate events or a “change of control” of Kaydon (as defined in the 2013 Directors Plan), options granted under the 2013 Directors Plan will become immediately exercisable and restrictions on previously issued shares of restricted stock will immediately lapse.

The 2013 Directors Plan may be terminated by the Board of Directors or may be amended by the Board of Directors at any time. However, subject to changes in law or other legal requirements that would permit otherwise, without the approval of the stockholders, the Board may not amend the plan to increase the total number of shares of stock that may be issued under the Plan except in the event of a change in Kaydon’s capital structure as specifically required by the plan, to change the number of options and shares of restricted stock that will be granted or to expand the class of persons eligible to receive options or restricted stock. Furthermore, to the extent required by SEC Rule 16b-3, provisions of the plan addressing eligibility to participate and the amount, price and timing of options may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. In any event, no termination or amendment of the Plan may advisedly affect any outstanding option or shares of restricted stock without the consent of the Non-Employee Director, unless such amendment is necessary to comply with applicable laws or regulations. The Board of Directors does not re-price options.

The 2013 Directors Plan will become effective on approval by the Company’s stockholders and will remain in effect until the earlier of (i) May 8, 2018, (ii) such time as options or restricted stock covering all shares reserved under the Plan have been granted or (iii) the date of termination by the Board of Directors. Non-Employee Directors also receive other compensation for their services as directors. For a description of this compensation see “Table 1 — 2012 Director Compensation” on page 18 of this Proxy Statement.

Federal Income Tax Consequences of the 2013 Directors Plan

The following summary is intended only as a general guide as to the federal income tax consequences under current law of options and restricted stock granted pursuant to the 2013 Directors Plan and does not attempt to describe all potential tax consequences. The tax consequences are complex and subject to changes, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Options granted pursuant to the 2013 Directors Plan are non-qualified stock options and as such have no special tax status. The grant of an option under the 2013 Directors Plan generally will not result in recognition of income by the optionee. Upon exercise, an optionee normally recognizes ordinary income on the excess of the fair market value of the shares on the exercise date over the option price. Upon a sale of the shares acquired by exercise of a non-qualified option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as a capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than twelve months. No tax deduction is available to Kaydon with respect to the grant of an option or the sale of stock acquired upon exercise of an option. Kaydon should be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

With respect to shares of restricted stock granted to a Non-Employee Director under the 2013 Directors Plan, the director will recognize ordinary income equal to the fair market value of the shares at the first date that the shares become transferable or not subject to substantial risk of forfeiture. At that time, Kaydon will also record a deduction for federal income tax purposes.

Options and shares of restricted stock granted to a Non-Employee Director under the 2013 Directors Plan are intended to be exempt from the requirements of Code Section 409A.

Additional Information

The securities underlying the options, and the shares of restricted stock, are shares of common stock, $0.10 par value, of the Company. No consideration will be received by Kaydon or any subsidiary for the granting of the options or restricted stock, but consideration will be received upon exercise of the options, as described above. No options or restricted stock have been granted under the 2013 Directors Plan, nor will any be granted prior to the 2013 Annual Meeting. The following individuals, upon election or re-election as a director at the 2013 Annual Meeting, will receive options to acquire Kaydon stock with a grant date fair value of $50,000, and $50,000 in restricted Kaydon stock, under the 2013 Director Plan: Mark A. Alexander, David A. Brandon, Patrick P. Coyne, William K. Gerber, and Timothy J. O’Donovan. Each present Non-Employee Director may receive, upon re-election over the duration of the 2013 Directors Plan and satisfaction of the requirements for grants, five percent or more of the shares reserved for issuance under the 2013 Directors Plan.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans at December 31, 2012, including the 1999 Long term Stock incentive Plan, the 2003 Non-Employee Directors Equity Plan and the Director Deferred Compensation Plan.

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by shareholders	694,500	(1)	$28.01	2,161,352	(3)
Equity compensation plans not approved by shareholders(2)	13,531		N/A	N/A

Total	708,031			2,161,352

(1)	Includes only options outstanding under Kaydon’s 1999 Long Term Stock Incentive Plan and the 2003 Non-Employee Directors Equity Plan, as no warrants or rights were outstanding at December 31, 2012.

(2)	Includes shares of Kaydon common stock pursuant to phantom stock units outstanding under Kaydon’s Director Deferred Compensation Plan adopted by the Board of Directors effective January 1, 2001. This Plan is the only equity plan that has not been approved by shareholders and provides a vehicle for a Director to defer compensation and acquire Kaydon common stock. The amount shown in column (A) above assumes these Directors elect to receive their deferred compensation in shares of Kaydon common stock. The number of shares reserved for issuance under this Plan is not limited in amount, other than by the dollar value of the non-employee Directors’ annual compensation.

(3)	Includes shares available for issuance under Kaydon’s 1999 Long Term Stock Incentive Plan which allows for the granting of stock options, stock appreciation rights and for awards of restricted stock, restricted stock units and stock-based performance awards to employees of and consultants to the Company, and shares available for issuance under the 2003 Non-Employee Directors Equity Plan which allows for the granting of stock options and for awards of restricted stock.

Vote Requirement

Approval of Proposal 2 requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and voted with respect to this proposal, so long as the shares voted represent more than 50% in interest of all securities entitled to vote on such proposal, and so long as a quorum is present. Proxy direction to abstain from voting on the proposal will have the effect of a vote against the proposal. Broker non-votes will be considered present for purposes of a quorum and entitled to vote for purposes of the 50% calculation described above, but will not be counted for or against the proposal. If shareholder approval is not obtained, the 2013 Directors Plan will not become effective.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2013 DIRECTORS PLAN

CORPORATE GOVERNANCE

Board of Director Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The Board of Directors and each Committee of the Board of Directors individually has the authority to retain outside advisers including consultants, accountants and legal counsel as needed.

The current charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee may be accessed on the Company’s website at www.kaydon.com. The information contained on Kaydon’s website should not be deemed filed with, and is not incorporated by reference into, this proxy statement or any of Kaydon’s other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that Kaydon specifically so provides.

Audit Committee.    Kaydon’s Audit Committee currently consists of four directors: William K. Gerber (Chairman), Patrick P. Coyne, Timothy J. O’Donovan and Mark A. Alexander. All members of the Audit Committee are independent as such term is defined under the current listing standards of the New York Stock Exchange (“NYSE”). The Audit Committee operates pursuant to a written charter which was amended in April 2012, and most recently reviewed and approved by the Audit Committee on February 19, 2013.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the Company’s:

•	Financial reporting processes, financial reports and other financial information;

•	Financial statement integrity;

•	Internal and independent audit activities;

•	Compliance with legal and regulatory requirements;

•	System of internal controls; and

•	Independent auditor’s qualifications and independence.

The Board of Directors has determined that each of the members of the Audit Committee is “financially literate” and possesses relevant financial management expertise within the listing standards of the NYSE. The Board of Directors has determined that Mr. Gerber is an “audit committee financial expert” as defined in the applicable SEC rules.

Compensation Committee.    Kaydon’s Compensation Committee currently consists of three directors: David A. Brandon (Chairman), Mark A. Alexander and Patrick P. Coyne. All members of the Compensation Committee are independent as such term is defined under the current listing standards of the NYSE. The Compensation Committee operates pursuant to a written charter which was most recently reviewed and approved by the Compensation Committee on February 20, 2013.

The primary function of the Compensation Committee is to assist the Board of Directors in fulfilling its oversight of the Company’s compensation arrangements including:

•	Selection, retention and compensation of elected officers and other key employees;

•	Interpreting and/or amending the Kaydon Corporation 1999 Long Term Stock Incentive Plan (“1999 Stock Plan”);

•	Considering and approving where required, major changes in compensation, benefits and/or retirement plans; and

•	Determining and approving the Chief Executive Officer’s compensation.

The Compensation Committee also reviews the Company’s compensation policies and practices for all employees, including executive officers, to determine whether the Company’s compensation policies and practices pose any risks to the Company that are reasonably likely to have a material adverse effect on the Company.

Corporate Governance and Nominating Committee.    Kaydon’s Corporate Governance and Nominating Committee (“Governance Committee”) currently consists of three directors: Timothy J. O’Donovan (Chairman), William K. Gerber, and David A. Brandon. All members of the Governance Committee are independent as such term is defined under the current listing standards of the NYSE. The Governance Committee operates pursuant to a written charter which was most recently reviewed and approved by the Governance Committee on February 20, 2013.

The primary function of the Governance Committee is to assist the Board of Directors in fulfilling its oversight of the Company’s governance and nominating procedures including:

•	Identifying and recommending nominees for the Company’s Board of Directors;

•	Recommending to stockholders candidates for election or re-election to the Board of Directors at the Annual Meeting;

•	Annually evaluating and reviewing the performance of the Board of Directors;

•	Reviewing and considering succession plans at the Chief Executive Officer and other senior officer levels;

•	Assessing the independence of the members of the Board of Directors and its committees; and

•	Reviewing and monitoring any outside directorship held by senior company officials.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the 2012 fiscal year were David A. Brandon (Chairman), Mark A. Alexander and Patrick P. Coyne. No member of the Compensation Committee was at any time during fiscal year 2012 or at any other time an officer or employee of Kaydon, and no member had any relationship with Kaydon requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. No executive officer of Kaydon has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee during 2012.

Director Candidates Recommended by Stockholders

The Governance Committee considers candidates for Board membership based on recommendations received from Board members, management and stockholders. Prospective nominees are considered based primarily on the need for additional Board members to fill vacancies or expand the size of the Board of Directors and the likelihood that the prospective nominee can satisfy the qualifications and standards established by the Governance Committee. The initial determination will be based on information provided to the Governance Committee with any recommendation made to Kaydon, the Governance Committee’s own knowledge of the prospective candidate, and possible inquiries to persons familiar with the qualifications of the prospective candidate.

If the Governance Committee determines, in consultation with the Board of Directors as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The Governance Committee evaluates the prospective nominee against the qualifications and standards adopted by the Governance Committee, including:

•	Ability to represent the interests of the stockholders of the Company;

•	Qualities and standards of integrity, commitment and independence of thought and judgment;

•	Independence based upon the standards of the NYSE;

•	Broad range of business experiences consistent with the Company’s diversified businesses;

•	Ability to dedicate sufficient time, energy and attention to service as a director; and

•	Contribution to the range of talent, skill and expertise appropriate for the Board of Directors.

The Governance Committee, in its judgment, also considers such other relevant factors, including the current composition of the Board of Directors, the need for specific functional expertise and the evaluations of other prospective nominees. In addition, in evaluating prospective nominees, the Governance Committee also takes into consideration the diversity of the nominees, including cultural, geographic, gender and ethnic diversity, as well as differences of viewpoint, skills, education, and professional experience. The Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Governance Committee believe it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. Further, the Governance Committee may, but is not required to, utilize third-party firms to assist in the identification and/or screening of prospective candidates.

In connection with this evaluation, the Governance Committee determines whether one or more members of the Governance Committee, and others as appropriate, will interview prospective nominees. After completing this evaluation and interview, the Governance Committee recommends to the full Board of Directors the person(s) to be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee.

Meeting Attendance

During 2012, Kaydon’s Board of Directors met five times for regular meetings, and once for a special telephonic meeting; the Audit Committee met five times (each of the meetings involved the independent auditors); the Compensation Committee met six times, one of which was a telephonic meeting; and the Governance Committee met twice during the year. The non-employee directors met five times in 2012 without management present. All members of the Board of Directors attended at least 75% of the aggregate of the total number of Board meetings and meetings of the Committees on which they served. The Company’s policy regarding director attendance at the Company’s Annual Meeting of Stockholders is that directors are expected to attend in person, absent compelling business or personal conflicts which prevent attendance. All of the Company’s directors attended the Company’s 2012 Annual Meeting.

Director Independence

During February 2013, the Board of Directors undertook its annual review of director independence based on the listing standards established by the NYSE. Under the NYSE rules, a director qualifies as independent upon the Board of Directors affirmatively determining that he or she has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Company has adopted categorical standards to assist it in making independence determinations. Under these standards, a director’s independence will not be considered impaired solely as a result of either of the following relationships:

•

If the director is a partner or stockholder or otherwise is an equity-holder of an entity with which the Company does business, so long as purchases or sales of goods and services from or to the Company do not exceed 1% of the annual revenues of the Company or the other entity; or

•

If the director serves as an officer or director of a charitable organization to which the Company makes a donation, so long as the aggregate annual donations by the Company do not exceed 1% of that organization’s annual charitable receipts.

In addition, the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. Based on this review, the Board of Directors affirmatively determined that all of the directors are independent of the Company and its management under the NYSE listing standards, except for Mr. O’Leary. Mr. O’Leary is not considered an independent director because he is a senior executive of the Company.

Leadership Structure

The Board has no formal policy with respect to the separation of the offices of the Chairman and the Chief Executive Officer (“CEO”), which offices are currently held by Mr. O’Leary. However, the Board understands that no single leadership model is right for all companies and at all times. Accordingly, the Board regularly reviews its leadership structure, including whether these offices should be separate. The Board has determined that the current structure consisting of combined roles of Chairman and CEO, along with the position of an independent Lead Director, is an effective and appropriate leadership structure for the Company at this time.

The Lead Director chairs the periodic sessions of the Board in which management directors and other members of management are not present, serves as a liaison between members of the Board of Directors and the Chairman and CEO, assists in the development of Board meeting agendas, and provides continuous communication regarding matters of import to the Chairman and CEO. The Lead Director since October 2007 has been Timothy J. O’Donovan. The independent directors routinely meet in executive session. During 2012, the independent directors met in executive session on five occasions.

Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. As a balance, to ensure effective independent oversight, the Board maintains a strong, independent, Lead Director, and ensures that non-management directors meet in executive session after each non-telephonic board meeting. To further ensure effective independent oversight, the Board has adopted, as part of its Corporate Governance Guidelines, several key governance policies, including an annual review, by non-management directors, of the CEO’s performance. In addition, the Governance Committee is required to work with the CEO to ensure that effective plans are in place for both short-term and long-term management succession, and to evaluate potential successors to the CEO.

Risk-Management Oversight

The entire Board and each of its committees are involved in overseeing risks associated with the Company. The Board oversees the management of risks inherent in the operations of the Company’s business segments and the implementation of its strategic plan, using several different levels of review and the involvement of management as appropriate. In reviewing the operations of the Company’s segments, the Board addresses the primary risks associated with each segment and business function. The Board reviews the risks associated with the Company’s strategic plan periodically throughout the year as part of its consideration of the strategic direction of the Company. Further, as part of its general oversight of risk-management, the full Board reviews the various components of the Company’s insurance program on an annual basis, which includes a review of the coverage in the following categories: global property and casualty, general liability, workers’ compensation, directors and officers liability insurance, commercial crime, fiduciary liability, aviation, and umbrella insurance coverage. The Audit Committee monitors the Company’s credit risk, liquidity risk, regulatory risk and operational risk and, in accordance with the provisions of the Audit Committee Charter, regularly reviews and discusses with management the Company’s policies with respect to risk management. In addition, the Audit Committee periodically reviews with management the Company’s policies and practices with respect to legal, regulatory and ethical compliance. The Governance Committee monitors the Company’s governance and succession risk with assistance from outside advisers as appropriate. The Compensation Committee monitors CEO succession and the Company’s compensation policies and related risks, including through periodic reviews with management and outside advisers, as appropriate. In addition, the Company maintains Stock Trading Guidelines that prohibit directors, officers and other employees from engaging in prohibited transactions such as hedging transactions and pledging Company securities as collateral.

Director Compensation

Directors receive a balanced mix of cash compensation and equity awards. During 2012, Directors who were not employees of Kaydon were paid an annual retainer of $35,000 payable in four quarterly installments and meeting fees of $2,500 for attending regular meetings of the Board of Directors; $500 for telephonic meetings of the Board of Directors; and each Committee member, including the Chairman of each Committee, receives $1,000 per Committee meeting for attending meetings of the Audit, Compensation or Governance Committee. The Chairman of the Audit Committee is paid an annual fee of $10,000 and the Chairmen of the Compensation and Governance Committees are each paid an annual fee of $5,000. The Lead Director is paid an annual fee of $20,000 payable in four quarterly installments. These amounts are shown in Table 1 — 2012 Director Compensation (see column “Fees Earned or Paid in Cash”). Directors are also entitled to reimbursement of reasonable travel expenses associated with attending Board and committee meetings. Non-employee directors do not participate in the Company’s health or retirement plans nor does the Company provide separate health or retirement plans for the non-employee directors.

During fiscal year 2012, the Compensation Committee engaged Towers Watson to assist the Committee in assessing and reviewing the overall compensation for Non-Employee Directors. Following the Committee’s review of Non-Employee Director compensation, and upon recommendation of the Committee, the Board of Directors adopted the following changes to Non-Employee Directors’ compensation effective February 20, 2013: Non-Employee Directors will be paid an annual retainer of $65,000 in four quarterly installments. They will not receive any meeting attendance fees. There were no changes made to the Lead Director fees, or to annual fees paid to Chairmen of the Audit, Compensation and Governance Committees.

Directors may elect at the beginning of each year to defer payment of their cash fees for that year under the Kaydon Corporation Director Deferred Compensation Plan (“Deferred Compensation Plan”). Deferred compensation may be credited to an interest bearing account or a Kaydon Corporation common stock “phantom stock” account which earns dividends if and when dividends are declared on Kaydon’s common stock. Payment of amounts deferred under the Deferred Compensation Plan commences when a participant ceases to be a director or at a future date elected by the director.

Since 2003, non-employee directors have received options to purchase shares of common stock and shares of restricted stock pursuant to the Kaydon Corporation 2003 Directors Plan. The 2003 Directors Plan provided that each person who is first appointed as a non-employee director within six months after an Annual Meeting of Stockholders would be granted an option to purchase 5,000 shares of common stock on the date of appointment. The 2003 Directors Plan also provided that on the day after each Annual Meeting of Stockholders, each non-employee director in office on that date would be granted an option to purchase 3,500 shares of common stock and 1,000 shares of restricted stock. Options granted under the 2003 Directors Plan have an exercise price equal to the fair market value per share of common stock of the Company (i.e., the closing price for common stock on the NYSE) on the day of the grant. With respect to options granted prior to May 6, 2008, on each anniversary of the date of grant, an option will become exercisable with respect to 20% of the shares covered by the option, so that on the fifth anniversary of the grant an option will be fully exercisable. With respect to options granted on or after May 6, 2008 under the 2003 Directors Plan, such options will become fully vested and exercisable on the first anniversary of the grant date. All options must be exercised within ten years after the date of grant. With respect to the restricted stock issued under the 2003 Directors Plan prior to May 6, 2008, on each January 5th after such restricted shares were granted, the restrictions will lapse as to 20% of the shares previously granted, so that on the fifth such January 5th following the grant of restricted shares, all shares covered by the grant will be free of restrictions. With respect to restricted stock issued under the 2003 Directors Plan on or after May 6, 2008, all restrictions shall lapse on the January 5th following the grant date for such award. The 2003 Directors Plan expires by its terms on April 30, 2013. Under the 2003 Directors Plan, a director who retires on or after his or her 65th birthday retains continuing vesting rights to each grant. The Company is presenting for approval at the 2013 Annual Meeting of Stockholders the 2013 Directors Plan, which will replace the 2003 Directors Plan and is described in Proposal 2 above.

TABLE 1 — 2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Mark A. Alexander	$55,500	$23,260	$21,075	$99,835
David A. Brandon	61,000	23,260	21,075	105,335
Patrick P. Coyne	54,500	23,260	21,075	98,835
William K. Gerber	65,000	23,260	21,075	109,335
Timothy J. O’Donovan	80,000	23,260	21,075	124,335

Notes:

(1)	Each director listed received a restricted stock grant of 1,000 shares on May 9, 2012, which vested on January 5, 2013. Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, based upon a per share value of $23.26 on the grant date. The aggregate number of unvested restricted shares granted under the 2003 Directors Plan and outstanding at year-end 2012 for each director was: Mr. Alexander, 1,000 shares, Mr. Brandon, 1,000 shares; Mr. Coyne, 1,000 shares; Mr. Gerber, 1,000 shares; and Mr. O’Donovan, 1,000 shares.

(2)	Each director listed received a stock option grant of 3,500 shares on May 9, 2012, which vests on the first anniversary of the grant date at an exercise price of $23.26 per share. All of the options were granted under the 2003 Directors Plan. Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Please refer to Note 6 to our audited consolidated financial statements for the fiscal year 2012 included in our Annual Report on Form 10-K for the calculation methodology used to calculate the grant date fair value for option awards provided in the table above. The aggregate number of stock option awards granted under the 2003 Directors Plan and outstanding at year-end 2012 for each director was: Mr. Alexander, 22,500 shares; Mr. Brandon, 31,500 shares; Mr. Coyne, 22,500 shares; Mr. Gerber, 22,500 shares; and Mr. O’Donovan, 29,500 shares.

Communications with Directors

Stockholders and other interested parties may communicate with non-employee directors individually or as a group or with the Board’s Lead Director by submitting comments or questions in writing to the Company’s corporate secretary at the address of our principal executive offices set forth above. The Company’s corporate secretary will forward all such communications to the Lead Director without screening or editing.

PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

In accordance with its charter, the Audit Committee has selected Ernst & Young LLP, independent registered public accountants, to audit the Company’s consolidated financial statements for the year ending December 31, 2013. Ernst & Young LLP has served as our independent auditors since 2002. The Audit Committee is asking the stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2013.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

A member of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement and respond to appropriate questions from stockholders.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.

The Board of Directors and the Audit Committee recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for Kaydon Corporation for the fiscal year ending December 31, 2013.

Audit Fee Summary

Fees for professional services provided by Ernst & Young LLP, our independent registered public accounting firm, in each of the last two years, in each of the following categories are:

	2012	2011
Audit fees	$960,000	$826,000
Audit-related fees	21,000	38,000
Tax Compliance fees	166,000	187,000
Tax Planning (non-compliance) fees	334,000	435,000
All other fees	0	0

Total fees	$1,481,000	$1,486,000

Total audit, audit-related and tax compliance fees	$1,147,000	$1,051,000

Percent of total fees	77.4%	70.7%

Audit fees include fees associated with the annual audit, reviews of the quarterly reports on Form 10-Q, statutory audits required internationally, comfort letters, when requested, and consents related to filings with the SEC. Audit-related fees principally include accounting consultation related to possible acquisitions and financial reporting standards, and employee benefit plan audits. Tax fees include tax compliance, tax advice and tax planning, including international tax services.

Auditor Independence

The Audit Committee has determined that the provision of services rendered above is compatible with maintaining Ernst & Young LLP’s independence.

All audit related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Policies and Procedures for the Pre-Approval of Audit and Non-Audit Services provide for pre-approval of audit, audit-related, tax and other services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately pre-approved.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee (“Committee”) with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2012, which include the consolidated balance sheets of the Company and its subsidiaries as of December 31, 2012 and 2011, and related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2012, and the notes thereto.

The Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements and the related schedules in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements and related schedules with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters disclosed in the letter from the firm received by the Committee as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements and related schedules and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing by the Company with the SEC. The Committee and the Board of Directors also have recommended, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

William K. Gerber (Chairman)

Mark A. Alexander

Patrick P. Coyne

Timothy J. O’Donovan

SECURITY OWNERSHIP OF MANAGEMENT

The following table presents information regarding the beneficial ownership of Kaydon’s common stock by each member of the Board of Directors, by the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group as of March 13, 2013. Except as noted below, each person exercises sole voting and investment power with respect to such shares.

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percentage Owned
Mark A. Alexander	47,821	*
David A. Brandon	42,500	*
Patrick P. Coyne	40,711	*
William K. Gerber	29,500	*
Timothy J. O’Donovan	38,500	*
James O’Leary	627,675	1.9%
Timothy Heasley	30,840	*
Anthony T. Behrman	10,004	*
Debra K. Crane	39,977	*
Peter C. DeChants	113,142	*
Laura M. Kowalchik	18,161	*
All executive officers and directors as a group (11 people)	1,038,831	3.2%

Notes:

*	Less than one percent.

(1)	Includes (a) restricted shares awarded under the 1999 Stock Plan subject to possible forfeiture (83,400 shares for Mr. O’Leary; 11,800 shares for Ms. Crane; 15,100 shares for Mr. DeChants; 9,200 shares for Ms. Kowalchik, and 15,400 shares for Mr. Heasley, totaling 134,900 shares for the above executive officers of the Company as a group); (b) performance shares awarded under the 1999 Stock Plan subject to possible forfeiture (38,000 shares for Mr. O’Leary; 3,000 shares for Ms. Crane; 5,000 shares for Ms. Kowalchik, and 10,800 shares for Mr. Heasley, totaling 56,800 shares for the above executive officers of the Company as a group); (c) shares which may be acquired on or before May 12, 2013, upon the exercise of stock options issued under the Company’s stock option plans (22,500 shares for Mr. Alexander; 31,500 shares for Mr. Brandon; 22,500 shares for Mr. Coyne; 22,500 shares for Mr. Gerber; 29,500 shares for Mr. O’Donovan; 357,000 shares for Mr. O’Leary; 12,300 shares for Ms. Crane; 31,000 shares for Mr. DeChants; 3,000 shares for Mr. Heasley; and 1,200 shares for Ms. Kowalchik, totaling 533,000 shares for all directors and executive officers of the Company as a group); and (d) phantom shares outstanding under the Deferred Compensation Plan (4,321 shares for Mr. Alexander; and 9,211 shares for Mr. Coyne). Holders have sole voting but no investment power over restricted shares and exercise neither voting nor investment power over unexercised option shares.

PROPOSAL 4:

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related rules of the SEC), we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with the SEC’s rules.

Results from the 2012 Annual Meeting Non-Binding Vote on Executive Compensation

At our 2012 Annual Meeting, holders of 96% of the shares considered present or represented at the Annual Meeting and entitled to vote on the non-binding, advisory proposal regarding the compensation of the executive officers, commonly known as Say on Pay, voted “FOR” the compensation of our NEOs, as disclosed in the “Compensation Discussion and Analysis” section of the 2012 Proxy Statement, along with the compensation tables and narrative discussion in the 2012 Proxy Statement. At our previous Annual Meeting in 2011, holders of 60% of the shares considered present or represented at the Annual Meeting and entitled to vote on the proposal voted “FOR” the compensation of the NEOs. After issuance of our Proxy Statement for the 2011 Annual Meeting, we engaged in an extensive dialogue with most of our large, institutional stockholders to seek their input on the Company’s executive compensation programs as described in our Proxy Statement. Many stockholders offered support for our existing executive compensation programs, as evidenced by the 60% vote in favor in 2011. Several stockholders suggested that the Company might consider implementation of performance-based awards to supplement its existing compensation program while some stockholders acknowledged they voted in line with the recommendations of certain proxy advisory firms.

We also reviewed the reports and recommendations of several independent proxy advisory firms. These reports represented divergent views of our Executive Compensation programs, with two recommending votes “FOR” approval of the compensation of our named executive officers. These reports were also considered by our Compensation Committee and Board of Directors and in the Compensation Committee’s discussions with its compensation consultant.

Based on the advisory Say on Pay vote in 2011, direct stockholder feedback, and the views of independent proxy advisory firms, we concluded that a major revision of the Company’s executive compensation program was not merited. However, the Compensation Committee observed that the addition of performance-based incentive awards would enhance our existing executive compensation programs, and would further align our executive pay practices with stockholders’ interests. Therefore, in February 2012, the Compensation Committee approved three-year performance-based equity awards as an additional component of our long-term compensation program, containing the following elements:

•	Performance-based restricted stock awards vesting upon achievement of earnings performance goal

•	Three-year performance period

•	Earnings performance goal based on growth rate of adjusted earnings per share

•	Awards forfeited if vesting does not occur or the employee leaves the company

Based on the significantly improved approval results achieved at our 2012 Annual Meeting (96%), we believe these changes were responsive to the feedback we received from our stockholders and further enhance the performance orientation of our executive compensation plans. No significant changes were made to our executive compensation program for 2013.

Compensation Objectives and Philosophy

Stockholders are encouraged to read the Compensation, Discussion and Analysis (CD&A) and other sections of this Proxy Statement, which include discussions of the following:

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The compensation objectives and philosophy of the Compensation Committee of designing a compensation program that motivates, rewards, attracts and retains the management essential to the continuing success of the Company and that aligns executive compensation with the Company’s objectives, business strategy and financial performance;

•	Advice of an independent third party compensation consultant to the Compensation Committee to assist it in evaluating and establishing its compensation programs;

•	The Company’s practices that align executive compensation with the Company’s objectives, business strategy and financial performance. The practices are discussed in detail in the CD&A and include:

•	A balance of short-term and long-term performance measures;

•	The alignment of the value of long-term equity incentive awards with the Company’s stock price and shareholders’ interests;

•

The use of long-term incentive equity awards to align management’s ultimate compensation value with stock performance. For example, 71% of Mr. O’Leary’s total direct compensation (defined as salary, grant date fair value of equity awards, and bonus) for 2012 is attributable to the grant date fair value of long-term incentive equity awards, the ultimate value of which is dependent upon the Company’s stock performance;

•	The Company’s stock ownership guidelines for directors and executive officers intended to align their interests with the interests of our stockholders;

•

The alignment of our NEO’s non-equity incentive plan compensation amounts with our financial performance. In fiscal year 2012, the Company did not meet its Bonus Program performance target. As a result, no annual incentive bonuses were payable to the NEOs under the Company’s Bonus Program.

•	The alignment of our NEO’s performance-based equity awards with the Company’s long-term financial performance.

The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving their goals. We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a Say on Pay proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion is hereby APPROVED.”

The Say on Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis reviews the Company’s and Compensation Committee’s compensation policies and decisions with respect to the Company’s NEOs listed in Table 2 — Summary Compensation.

Executive Summary

2012 Year In Review

Fiscal 2012 was an important transition year for Kaydon. After a period of exceptional growth in our military and wind energy businesses that spanned much of the decade preceding the global recession and financial crisis of 2009, recent years saw declines in both of these markets as the aftershocks of 2009 have created new market realities. During 2012, the Company undertook significant and comprehensive restructuring to align costs and capacity with these new realities. While we wait for a more balanced and sustained improvement in business conditions, a reprioritized focus on our powerful industrial brands, and the enhanced operating leverage we expect to experience post-restructuring should serve us well. While part of 2012 was devoted to this restructuring, the Company also generated significant free cash flow, returned significant capital to its stockholders in the form of cash dividends, and completed an important strategic acquisition while integrating another. While we remain highly confident in the fundamental strengths of our business and the critical importance of the accomplishments of 2012, our financial results in 2012 had a direct impact on our executive compensation for the year, as summarized below.

•	The CEO’s total direct compensation (defined as salary, grant date fair value of equity awards, and bonus) was essentially unchanged ($2,435,057 in 2012 versus $2,438,350 in 2011)

•	No annual incentive bonuses were paid to the NEOs

•	Value of long-term incentive awards remained relatively flat

•	The CEO’s base salary was not increased this past year, and has not been increased since 2007

•	No pay adjustments have been made to other NEOs since early 2011

•	No discretionary bonuses were paid, or have ever been paid, to the NEOs

Summary of the Company’s Pay-for-Performance Approach

The following summary highlights our pay-for-performance approach and key compensation programs and provides a brief overview of the factors that we believe are most relevant to stockholders as they consider their votes on Proposal 4 (non-binding vote on executive compensation).

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Balance of short and long-term performance measures. The Company’s compensation program includes a balance of short-term and long-term performance measures, including an annual cash bonus program tied to achievement of annually established performance measures, as well as long-term equity incentive awards.

•

Cash bonuses are not paid if performance does not meet the criteria established by the Compensation Committee. The annual cash incentive bonus earned by our NEOs is contingent upon attainment of established financial objectives. Our annual cash bonus plan does not provide payment for performance that does not meet the criteria established by the Compensation Committee. In fiscal year 2012, the Company did not meet the performance target. As a result, no annual incentive bonuses were payable to the NEOs.

•

Cash incentives are capped. We limit the potential annual cash incentive amounts that the NEOs may earn for achievement of over 100% of established performance goals to 100% of base annual salary (200% in the case of the CEO).

•

Balance of time horizons for incentives. We have a balance of time horizons for our incentive compensation awards, including the annual cash bonus program, and restricted stock awards that vest over a period of five years from the grant date. In addition, in February 2012, the Compensation Committee awarded three-year performance-based incentive equity awards to NEOs designed to further tie compensation to longer-term sustained performance.

•

Balance of performance measures. We have a balance of performance measures, including EBITDA (used to measure annual performance under our cash bonus plan); and earnings per share, which is the performance measure used in the long-term performance-based incentive awards granted in February 2012.

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Long-term equity awards aligned with stock price. The value of long-term equity incentive awards is directly aligned with the Company’s stock price and shareholders’ interests. Seventy-one percent of Mr. O’Leary’s total direct compensation (defined as salary, grant date fair value of equity awards, and bonus) for 2012 is attributable to the grant date fair value of long-term incentive equity awards, the value of which is dependent upon the Company’s stock performance.

•

Stock ownership guidelines align management’s interests with stockholders. The Company’s stock ownership guidelines are further evidence of the Company’s philosophy of furthering shareholder/management alignment. Our NEOs hold four times their annual salary in Company stock, on average.

•

Independent compensation consultant. An independent compensation consultant, Towers Watson, provides guidance and advice to the Compensation Committee on incentive plan design, compensation and governance.

Compensation Objectives and Philosophy

The executive compensation program of the Company has been designed to motivate, reward, attract, and retain the management deemed essential to ensure the continuing success of the Company. The program seeks to align executive compensation with the Company’s objectives, business strategy, and financial performance. In applying these principles, the Company seeks to:

•	incent and reward performance that leads to the long-term enhancement of stockholder value;

•	support an environment that rewards performance with respect to Company goals, as well as Company-wide performance;

•	integrate compensation programs with the short and long-term strategic plans of the Company;

•	attract and retain key executives critical to the success of the Company and ensure that the compensation program reflects current labor market and industry conditions; and

•	align the interests of executives with the long-term interests of stockholders through equity award opportunities that can result in ownership of Company stock.

Compensation Program Components

The compensation program of the Company for the CEO and other NEOs is under the direction of the Compensation Committee and is reviewed on a periodic basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The particular elements of the compensation program for the NEOs are set forth in more detail below.

The Compensation Committee seeks to provide salary, incentive compensation opportunity and employee benefits that the Committee believes are competitive and reasonable based on its general business experience. From time to time, the Compensation Committee will use general market survey data to assist it in ensuring that the compensation package provided is competitive. The data utilized by the Compensation Committee may include studies and recommendations of independent outside consultants engaged from time to time by the

Committee. In making decisions as to base salaries and other compensation of the Company’s NEOs, the Compensation Committee does not engage in benchmarking by using specific compensation data of other companies as a reference point. To ensure that the total compensation package offered to NEOs is competitive and appropriate for the Company’s financial position, the Compensation Committee periodically reviews the total compensation of each NEO, including the value of prior stock awards and value accruing under the Company’s benefit plans. Such total compensation value is assessed in determining the relative mix of compensation for each NEO and any adjustment to base salary or other elements of compensation going forward.

With the exception of the Supplemental Executive Retirement Plan (“SERP”), Mr. O’Leary, our Chief Executive Officer, receives the same types of compensation as our other NEOs. Differences in amounts of each type of compensation he receives compared to other NEOs are a product of several factors. As President and CEO, Mr. O’Leary has the most significant potential to make, and has made, the greatest impact on our business and financial results. Mr. O’Leary’s compensation package is also intended to compensate him for his additional duties as Chairman of our Board of Directors. The Company’s employment agreement with Mr. O’Leary establishes both his minimum level of base salary and his right to participate in the SERP. The Compensation Committee also considers general market survey data, including data compiled by third party data providers, including data provided in 2011 by Towers Watson and discussed in the 2012 Proxy Statement, for others who have responsibilities comparable to Mr. O’Leary’s and the Company’s other NEOs, and, based on such data, has concluded that the targeted compensation offered to all such individuals is generally market competitive and that Mr. O’Leary’s overall level of compensation, as well as the amount of each component is appropriate. Any disparity between Mr. O’Leary’s compensation and the other NEOs was deemed consistent with the market data reviewed and was determined appropriate based on the factors described above.

The mix of the key compensation elements for the CEO is shown below. The chart outlines the size, in percentage terms, of each element of compensation during 2012. The lighter shaded section of the chart reflects the “at-risk” or performance based components of compensation (e.g. 71% of the CEO’s compensation is at risk).

Base Salaries

We utilize base salary as the primary means of providing compensation for performing the essential elements of an executive’s job. Base salaries for NEOs are initially determined by evaluating the responsibilities of the position held and the experience of the individual and comparing such salaries to salaries we pay to individuals with comparable levels of responsibilities and experience and salaries paid to others with comparable levels of responsibility and experience at similarly sized manufacturers in similar industries based on available competitive market data. The salaries of the NEOs are reviewed annually by the Compensation Committee for any potential adjustments. We also negotiate base salary levels for new executives as part of their overall compensation package. In evaluating these factors, we also consider the other elements of compensation a new executive will be eligible to receive in addition to base salary, including awards under our annual cash incentive plan, long-term incentive compensation such as time-vesting restricted stock, performance-based restricted stock, and stock options, and the value of participation in our employee benefit plans and programs. The Compensation Committee believes this evaluation of all compensation elements is the best way to attract and retain executives and to motivate and align them with the Company’s short- and long-term goals. While the Compensation Committee considers each of the elements listed above in setting or approving an executive’s initial base salary, there is no formal weighting given to the various elements. In the context of the overall compensation package we offer, we believe that our base salaries and target levels for other elements of compensation are set at levels that allow us to attract and retain executives in a competitive market.

The base salaries for 2011, 2012, and 2013 for all NEOs are summarized in the table below. Mr. O’Leary’s base salary has not been adjusted since joining the Company as CEO in 2007.

Executive Officer	2011 Base Salary	2012 Base Salary		2013 Base Salary
James O’Leary	$700,000	$700,000		$700,000
Timothy Heasley	n/a	300,000	*	300,000
Peter DeChants	285,000	285,000		285,000
Anthony Behrman	205,000	205,000		n/a
Debra Crane	235,000	235,000		235,000
Laura Kowalchik	230,000	230,000		230,000
	*annualized

The salaries of the NEOs are reviewed annually by the Compensation Committee for adjustment. When making changes to base salaries of our executive officers, the Compensation Committee considers survey data and salaries paid in similarly sized manufacturers in similar industries, including information provided by Towers Watson in 2011, as well as a variety of other factors, including the Company’s past financial performance and future expected performance, the performance of the executives, changes in the executives’ responsibilities, the CEO’s recommendations and cost-of-living and other local geographic considerations, where applicable. The Company does not tie salary changes to the achievement of specific financial performance objectives, as significant portions of the NEOs’ total compensation — i.e., bonuses and equity compensation — are already based on such objectives. The Compensation Committee does not assign specific weightings to each factor it considers. In setting each NEO’s salary for the coming fiscal year, the Compensation Committee also weighs heavily whether it subjectively believes that the salary component of the NEO’s compensation warrants an adjustment. In years in which a NEO is promoted or given additional responsibilities, such facts are considered in determining such NEO’s base salary. No changes were made to any NEO’s base salary for 2013.

Annual Incentives

In 2005, the non-employee directors of the Board adopted the Kaydon Corporation Executive Management Bonus Program (“Bonus Program”) designed to provide cash bonus compensation to designated employees if the Company’s financial goals are achieved. Following the Company’s annual/strategic planning process, the Compensation Committee approves an Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) performance goal for the Company for the upcoming fiscal year for use under the Bonus Program. EBITDA was selected as the appropriate financial measure because the Company considers this non-GAAP measure to be an important indicator of the Company’s core operating earnings before non-cash accounting effects. (EBITDA, as defined by the Company, equals net income plus depreciation and amortization, less net interest income, plus income tax expense, plus non-cash stock-based compensation.)

Under the Bonus Program the formula for the payment of bonuses upon achievement of performance targets based on target EBITDA for fiscal year 2012 and thereafter is determined by the Compensation Committee each fiscal year upon its determination of target EBITDA under the Bonus Program. The formula for fiscal year 2012 provided designated executive officers, including Messrs. O’Leary, Heasley, Behrman, and DeChants and Ms. Crane, with an opportunity to receive cash bonuses of up to 60% (100% in the case of the CEO) of their base annual salary if 100% of the Company’s EBITDA performance goal was achieved, prorated for each percentage that EBITDA exceeds 90% of the performance goal. No bonus would be earned if achievement was 90% or less of the performance goal, and up to 100% of the individual’s base salary (200% in the case of the CEO) would be earned if the Company achieved EBITDA greater than 100% of the performance goal, prorated for each percentage that EBITDA exceeds 100% and up to 110% of the performance goal. An individual may not earn a bonus of more than 100% (200% in the case of the CEO) of their base annual salary. In February 2012, the Compensation Committee and the Board of Directors approved a target EBITDA, as adjusted, of $114.1 million, under the Bonus Program for fiscal year 2012 based on the prior year’s financial performance, as well as projections for the coming fiscal year. No bonus would be earned if EBITDA was below 90% of target and a maximum bonus would be earned if EBITDA was at or above 110% of target.

The Compensation Committee and the Board of Directors believe the 2012 EBITDA target was appropriately challenging to achieve and yet provided appropriate incentive for performance. For fiscal year 2012, the Compensation Committee determined that the Company’s EBITDA target had not been achieved at the minimum 90% level. As a result, no annual incentive bonuses were payable to the NEOs under the Bonus Program. The Company does not publicly disclose its EBITDA performance target for its current fiscal year, as this information is highly confidential and disclosure would cause competitive harm.

The table below shows the 2011, 2012 and 2013 target bonus amounts for each NEO and the actual bonus earned for 2011 and 2012:

Executive Officer	2011				2012				2013
	Target			Actual	Target			Actual	Target
James O’Leary	$700,000		100%	$0	$700,000		100%	$0	$700,000	100%
Timothy Heasley	N/A			$0	$180,000	*	60%	$0	$180,000	60%
Peter DeChants	$171,000		60%	$0	$171,000		60%	$0	$171,000	60%
Anthony Behrman	$123,000		60%	$0	$123,000		60%	$0	N/A	60%
Debra Crane	$141,000		60%	$0	$141,000		60%	$0	$141,000	60%
Laura Kowalchik	$69,000	*	30%	$0	$69,000		30%	$0	$138,000	60%

*	Annualized; Ms. Kowalchik was not a designated participant in the Bonus Program in 2011 and 2012. However, Ms. Kowalchik was eligible for a bonus based on achievement of EBITDA performance goals established under the Bonus Program.

Pursuant to the Bonus Program, the Compensation Committee may also grant a discretionary cash bonus of up to 25% of the individual’s base salary which could be awarded in addition to the EBITDA-based bonus, if any, determined pursuant to the Bonus Program formula. The Compensation Committee believes that the discretionary element of the Bonus Program is an important feature. The Compensation Committee made no discretionary cash bonus awards to NEOs for fiscal year 2012.

Long-Term Equity Incentive Program

The stockholder-approved 1999 Stock Plan provides for the grant of stock options, restricted stock awards and other types of equity awards for executive officers (including NEOs), and other key managers and selected employees. The objectives of the 1999 Stock Plan are to align management and stockholder interests by creating a strong and direct long-term relationship between executive compensation and stockholder returns. The Compensation Committee believes that by providing those individuals who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company common stock, the best interests of stockholders, executive officers and key managers are more closely aligned. The Compensation Committee follows a long-standing practice of approving bonus, restricted stock and stock option awards during the first quarter of each fiscal year, based on the previous year’s performance. The Compensation Committee generally provides that equity incentive awards vest over periods of five years which furthers the long-term goals of these awards, promotes retention and spreads compensation expense over a longer period.

In setting the form and level of equity grants for NEOs, the Compensation Committee considers a variety of factors including:

•	market competitive levels of total compensation;

•	market competitive levels of equity-based compensation;

•	the overall mix of cash and equity-based compensation for the fiscal year;

•	the Company’s recent performance and trends;

•	the executive’s recent performance and potential future contributions;

•	the retention strength of previously granted outstanding awards, including their current and anticipated value;

•	the resulting availability of shares under stockholder approved equity plans; and

•	the resulting cost to the Company.

In considering grant levels for NEOs, the Compensation Committee established award levels based on its deliberations, independent reviews, knowledge and compensation surveys and targeted total direct compensation for each NEO. The level of grants to each NEO was based upon the seniority and contribution of the NEO for the current period. The factors relating to the level of equity awards received by Mr. O’Leary were the same factors considered for other executive officers. The aggregate size of the grant to him resulted from the same considerations discussed above under Compensation Program Components. There is no exact formula or weighting applied to any of the factors considered as changing business conditions, competitive market practices and regulations necessitate differing priorities over time to maximize effectiveness while minimizing cost and dilution.

In fiscal year 2012, the Company granted restricted stock, performance-based restricted stock and stock option awards to Messrs. O’Leary, Behrman, Heasley, Ms. Crane and Ms. Kowalchik. See Table 3 — Grants of Plan-Based Awards for more detailed information regarding the equity incentive awards made in fiscal year 2012. The awards to Messrs. O’Leary and Behrman, Ms. Crane and Ms. Kowalchik were based on performance during 2011.

As discussed above with respect to results from the 2011 Say on Pay vote, in addition to considering the continuation of time vesting equity grants under the 1999 Stock Plan, in February 2012, the Compensation Committee approved the grant of three-year performance-based restricted stock awards to its NEOs. The performance-based restricted stock awards provide for vesting upon achievement of an earnings performance goal, over a three year performance period. On the grant date, NEOs received a grant of restricted shares equal to a target award amount that will vest upon 100% achievement of the performance goal. Partial vesting of a minimum of 50% of the target shares will occur in the case of achievement of 50% of the performance goal, and at 150% achievement of the performance goal a maximum award equal to 200% of the target award will vest. If the Company achieves less than 50% of the performance goal, all awarded shares will be forfeited.

While the Compensation Committee believes that time based equity awards provide an important incentive to management and provide a performance element within the compensation program, the Committee determined that the additional award of performance based equity awards would enhance the correlation of equity compensation to performance. By choosing a three year performance period, this type of equity award also has a longer term element than one year grants that are based on performance in the previous fiscal year.

Other Compensation

The aggregate amount of other compensation in 2012 did not exceed $10,000 for any of our NEOs, with the exception of Mr. Heasley, who incurred costs in excess of $10,000 related to his relocation from New York to Michigan.

Retirement Plan and Supplemental Executive Retirement Plan

The Company maintains the Retirement Plan (“Retirement Plan”), a non-contributory defined benefit retirement plan for certain of the Company’s and U.S. Subsidiaries’ salaried and hourly employees, including certain NEOs. The Company also maintains the SERP. The SERP is a nonqualified supplemental pension plan that provides pension benefits in excess of those provided by the Retirement Plan discussed above. Mr. O’Leary is currently the only NEO participating in the SERP. Both the Retirement Plan and the SERP are closed for new participants, effective for employees hired on or after March 15, 2009. No benefits under the Retirement Plan or the SERP were awarded or changed during 2012. No benefits under the Retirement Plan or the SERP have been awarded or changed since 2009 when participation in both plans was frozen.

For further information regarding the Retirement Plan and SERP, see Table 6 — Pension Benefits.

Actions Regarding Executive Compensation Taken After End of Fiscal Year 2012

This section provides a summary of the compensation-related decisions and actions that were taken after the end of fiscal year 2012. The Compensation Committee follows a long-standing practice of approving bonus and equity awards during the first quarter of each fiscal year, based on the previous year’s performance.

On February 20, 2013, the Compensation Committee met and approved the grant of non-qualified options to acquire Kaydon common stock under its 1999 Stock Plan to the NEOs in the following amounts: Mr. O’Leary (75,000 options); Mr. Heasley (12,000 options); and Ms. Kowalchik (6,000 options). The options vest over five years.

In addition, the Compensation Committee approved the following restricted stock awards under the 1999 Stock Plan to the NEOs in the following amounts: Mr. O’Leary (20,000 shares); Mr. Heasley (5,000 shares); and Ms. Kowalchik (5,000 shares). The restricted stock awards vest over five years.

The Compensation Committee also approved the following performance-based equity awards under the 1999 Stock Plan to the NEOs in the following amounts: Mr. O’Leary (20,000 shares); Mr. Heasley (5,000 shares); and Ms. Kowalchik (3,000 shares).

In February 2013, the Compensation Committee determined that for fiscal year 2013 it would use a formula similar to that used in fiscal year 2012 under the Company’s Bonus Program providing designated senior employees, including Messrs. O’Leary, Heasley, DeChants, Ms. Crane and Ms. Kowalchik, with the opportunity to receive cash bonuses if the EBITDA performance goal established under the program is met.

Role of Compensation Consultant

During fiscal year 2012, the Compensation Committee engaged Towers Watson to assist the Committee in assessing and reviewing the design of the Company’s long-term incentive program based on their expertise in executive compensation, but did not provide comparative market data. In addition, Towers Watson provided assistance to the Committee in evaluating compensation for Non-Employee Directors. In addition to the compensation consulting services provided by Towers Watson directly to our Compensation Committee in fiscal year 2012, Towers Watson received commissions for services provided in connection with the Company’s group and health care plans in the amount of $244,196, of which a total of $237,864 was paid directly from the respective group and health care plans. They received aggregate compensation of $99,629 for their work with the Compensation Committee. For services provided for the Company’s benefit plans, Towers Watson was engaged by the Company at management’s recommendation with the approval of the Compensation Committee. The Compensation Committee has assessed the independence of Towers Watson pursuant to SEC rules and does not believe that Towers Watson’s independence was affected by the additional services provided by the firm to the Company.

Role of Management and the NEOs in Determining Executive Compensation

In setting compensation each year, the Compensation Committee consults with certain members of the executive management team, including the CEO. The executive management team assists the Compensation Committee in evaluating business results, current pay practices of similarly-situated employers, compensation trends, and relevant market data provided in compensation surveys and/or provided by compensation consultants, if any. At the request of the Compensation Committee, the CEO and other executive officers also assist in assessing the individual performance of each NEO, including for purposes of promotion, changes to compensation and the setting of future goals.

At the request of the Compensation Committee, the Company’s CEO makes recommendations to the Compensation Committee concerning the compensation of the NEOs, other than him. When determining compensation levels, the Compensation Committee considers these recommendations but also conducts its own evaluation of overall Company performance, each individual’s scope of responsibility, relevant career experience, and past and future contributions to the Company’s success, and competitive compensation data comparing our compensation levels against available market data. In evaluating these factors, the Compensation Committee has access to all of the performance and experience data compiled by management that is applicable to each of our NEOs. The Compensation Committee also has access to the Company’s human resources staff to assist it with the gathering and evaluation of these data points. The Compensation Committee does not base its considerations on any single one of these factors nor does it specifically assign relative weights to these factors. In many instances, judgments based on qualitative factors necessarily involve a subjective assessment by the Compensation Committee. Generally, the Compensation Committee approves compensation for each fiscal year in February of such year. Equity awards, if any, are also granted with Compensation Committee approval at that time.

Executive Agreements

The Company is party to an employment agreement with Mr. O’Leary and to change-in-control compensation agreements (“CICC Agreements”) with Messrs. DeChants and Heasley, Ms. Crane and Ms. Kowalchik. See Table 7 — Potential Payments upon Change-in-Control or Termination and “CEO Employment Agreement” for additional information regarding the terms of these agreements.

The terms of Mr. O’Leary’s agreement were derived through arms-length negotiations with him to recruit him from his then current position and to provide a replacement for elements of compensation he was then receiving consistent with the Company’s compensation philosophy. The basic terms of this agreement were negotiated and the contract was executed in March 2007. The NEOs subject to CICC Agreements would likely be among those executives involved in due diligence decisions regarding and/or successful implementation of acquisition activity and at risk for job loss if a change-in-control occurs and are intended to encourage management to remain with the Company and to continue to devote full attention to Kaydon’s business during any potential change-in-control activity. The CICC Agreements require a double trigger of both commencement of an effort to effect a change-in-control and a qualifying termination of employment for the payment of termination benefits, designed to protect the executive from unexpected job loss precipitated by a change-in-control, while preventing excessive benefit from a change-in control where a job loss does not occur.

Impact of Tax Treatments on Compensation

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to the NEOs to the extent that the compensation exceeds $1 million per year unless such compensation is pursuant to qualifying performance-based plans approved by stockholders of the Company. Compensation as defined includes, among other things, base salary, incentive compensation and restricted stock, and other transactions under the 1999 Stock Plan.

The Compensation Committee establishes individual executive compensation based primarily upon the Company’s performance and competitive considerations. As a result, executive compensation may exceed

$1 million in a given year. The Compensation Committee will continue to consider ways to maximize deductibility of executive compensation to the extent reasonably practicable, while retaining the discretion the Compensation Committee deems necessary to compensate NEOs in a manner commensurate with the performance of Kaydon, the competitive environment, and the best interests of the Company and its stockholders. While the newly granted performance based restricted shares are based on Company performance, they do not qualify for exemption under 162(m) currently because of the structure of the 1999 Stock Plan and stockholder approval requirements of 162(m). The Compensation Committee will continue to consider whether it is appropriate to take steps necessary to cause future performance based stock awards to qualify for exemption under Section 162(m).

Likewise, the Compensation Committee considers ways to minimize the adverse tax consequences from the impact of Section 409A of the Internal Revenue Code. Kaydon’s compensation plans and programs are, in general, designed to comply with the requirements of Section 409A so as to avoid possible adverse tax consequences that may apply.

Stock Ownership and Stock Trading Guidelines for Directors and Executive Officers

In 2009, the Company adopted stock ownership guidelines (the “Guidelines”) for directors and designated senior employees, including executive officers. The Guidelines are intended to further align senior employees’ economic interests with those of the Company’s stockholders. According to the Guidelines, senior employees are expected not only to receive equity-based compensation, but also to maintain a significant long-term equity interest in the Company. Under these Guidelines, it is recommended that the CEO hold (vested and unvested) equity interests of the Company at a target level equal to five times his annual salary, and it is recommended that other executive officers hold (vested and unvested) equity interests of the Company equal to three times his or her annual base salary. Non-employee directors are expected to hold equity interests of the Company at a target level equal to a value of five times the then current annual cash retainer for serving on the Board. Individuals subject to these Guidelines are expected to make substantial progress toward compliance with the Guidelines, with a goal of reaching full compliance within five years after first becoming subject to the Guidelines. In addition, the Company maintains Stock Trading Guidelines that prohibit directors, officers and other employees from engaging in prohibited transactions such as hedging transactions and pledging Company securities as collateral.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the members of the Compensation Committee identified below recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

David A. Brandon (Chairman)

Mark A. Alexander

Patrick P. Coyne

RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAM

As part of its oversight of the Company’s executive compensation, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by awards under this program, on the Company’s risk profile. In addition, the Committee reviews all of the Company’s compensation policies and procedures, including the incentives they create, and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. In conducting this review, the Committee also reviews the compensation program for any design features which have been identified by experts as having the potential to encourage excessive risk-taking, including:

•	too much focus on equity

•	compensation mix overly weighted toward annual incentives

•	highly leveraged payout curves and uncapped payouts

•	unreasonable goals and thresholds

•	steep payout cliffs at performance levels that may encourage short-term business decisions to meet payout thresholds.

After conducting this review, we determined that our compensation program, policies and procedures are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee noted several design features that reduce the likelihood of excessive risk taking:

•	the Company’s program and policies are designed to provide a balanced mix of cash and equity, annual and longer-term incentives

•	maximum payout levels for bonuses are capped by the Committee

•	the Committee has downward discretion over incentive program payouts

•	goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation

•	equity ownership guidelines discourage excessive risk taking

•

the cash bonus program uses EBITDA as the performance measure for determining incentive payouts, which encourages executives to take a balanced approach focused on corporate profitability, rather than other measures, such as revenue targets, which may incentivize executives to drive sales levels without regard to cost structure

•	compliance and ethical behaviors are integral factors considered in all performance evaluations

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following tables, narratives and footnotes describe the total compensation and benefits for Kaydon’s Named Executive Officers for fiscal years 2012, 2011, and 2010.

TABLE 2 — SUMMARY COMPENSATION

Table 2 sets forth a summary of all forms of compensation accrued by Kaydon for financial reporting purposes with respect to fiscal years 2012, 2011, and 2010 for our principal executive officer, each person serving as principal financial officer during 2012 and our three other most highly compensated executive officers who were serving as such at the end of the year (“Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value ($)(5)	All Other Compensation ($)(2)(6)	Total ($)
James O’Leary	2012	$700,000	$1,258,560	$476,497	0	$3,171,363	$4,340	$5,610,760
President, Chief	2011	700,000	1,738,350	0	0	2,253,340	4,340	4,696,030
Executive Officer and	2010	700,000	1,214,500	364,698	1,400,000	327,152	4,340	4,010,690
Chairman of the Board

Timothy J. Heasley(7)	2012	248,076	705,188	153,064	0	0	46,026	1,152,354
Senior Vice President,	2011	0	0	0	0	0	—	0
Chief Financial Officer	2010	0	0	0	0	0	—	0

Peter C. DeChants(7)	2012	285,000	0	0	0	90,023	—	375,023
Senior Vice President,	2011	285,000	424,930	0	0	85,145	—	795,075
Corporate Development	2010	285,000	520,500	156,299	285,000	51,067	—	1,297,866
and Strategy, Former
Chief Financial Officer

Anthony T. Behrman(8)	2012	205,000	139,840	57,180	0	44,137	—	446,157
Vice President — Human	2011	204,231	154,520	0	0	27,838	—	386,589
Resources	2010	200,000	260,250	78,150	200,000	15,474	—	753,874

Debra K. Crane	2012	235,000	209,760	85,769	0	62,380	—	592,909
Vice President, General	2011	233,462	309,040	0	0	42,845	—	585,347
Counsel & Secretary	2010	221,154	260,250	78,150	225,000	26,896	—	811,450

Laura M. Kowalchik	2012	230,000	139,840	57,180	0	0	6,900	433,920
Vice President, Controller	2011	230,000	0	0	0	0	7,350	237,350
and Chief Accounting Officer	2010	40,692	226,655	0	112,500	0	—	379,847

Notes:

(1)	Amounts reflect actual pay received in 2012, 2011, and 2010, or such shorter period as the officer has been in such position. Includes amounts contributed by the officer into the Company’s 401(k) plan.

(2)	During 2012, 2011, and 2010 no discretionary bonuses were awarded.

(3)	Amounts shown are the aggregate grant date fair value of time-based restricted stock awards and performance-based restricted stock awards and option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Please refer to Note 6 to our audited consolidated financial statements for fiscal year 2012 included in our Annual Report on Form 10-K for the assumptions used to calculate such values. The portion attributable to performance-based awards is as follows: Mr. O’Leary — $629, 280; Mr. Heasley — $217,558; Mr. Behrman — $69,920; Ms. Crane — $104,880; and Ms. Kowalchik — $69,920.

(4)	For presentation purposes, any non-equity incentive compensation, including under the Bonus Program, is shown in the fiscal year when the relevant performance measures are satisfied, although it is generally paid the following year.

(5)	No benefits under the Retirement Plan or the SERP have been awarded or changed since 2007. Both plans have been closed since 2009. The increase in the net present pension value in 2012 results from applying the plan benefit formula utilizing current interest rates and mortality tables. The formulas for both the Retirement Plan and the SERP are identical after consideration of limitations under the Retirement Plan. The plan uses the highest consecutive three year average pensionable compensation (out of the last ten), which includes salary, non-equity incentive plan compensation and restricted stock dividends. Average pensionable compensation increased from $1,268,108 to $1,601,204, increasing the net present value by $1,308,197. Years of service increased from 19.666 to 21.666 increasing the net present value by $749,595. Other factors, including changes in the discount rate, mortality assumptions, and interest accumulation, increased the net present value by $1,065,697. No benefits under the Retirement Plan or the SERP were awarded or changed. There are no amounts related to Nonqualified Deferred Compensation Earnings for any NEO for 2012, 2011, or 2010.

(6)	The amounts set forth in the “All Other Compensation” column do not include the $10.50 per share Special Dividend paid on unvested restricted stock in March 2012. The payment of the special dividend resulted in a pro-rata $10.50 per share reduction of the value of the unvested restricted stock as of the dividend payment date, which will vest in future periods if the vesting criteria are met. The amounts paid are: Mr. O’Leary — $1,008,000; Mr. Heasley — $136,500; Mr. DeChants — $254,100; Mr. Behrman — $133,350; Ms. Crane — $190,050; and Ms. Kowalchik — $61,950. The amount for Mr. O’Leary in 2012 reflects payment of Mr. O’Leary’s life insurance premium per his employment agreement. With respect to Mr. Heasley, the amount reflects costs related to his relocation from New York to Michigan. The amount for Ms. Kowalchik in 2012 reflects payment of the Company’s 401(k) Plan matching contribution. All other perquisites and other personal benefits paid to each NEO in 2012 aggregated less than $10,000 per person.

(7)	In March 2012, Mr. DeChants, Senior Vice President, Chief Financial Officer and Treasurer, announced his intention to retire during 2013. On March 5, 2012, Mr. Heasley was elected to succeed Mr. DeChants as Senior Vice President, Chief Financial Officer.

(8)	Mr. Behrman resigned effective January 18, 2013. Mr. Behrman forfeited the unvested portions of his restricted stock and option awards upon his departure from the Company.

TABLE 3 — GRANTS OF PLAN-BASED AWARDS

Table 3 sets forth information about awards made to the NEOs during 2012 under the 1999 Stock Plan and the Bonus Program. The non-equity incentive plan awards consist of cash incentive bonuses contingent upon the achievement of Company earnings targets. The stock based awards consist of shares of restricted stock and stock options that vest ratably in installments over a five-year period; and performance-based restricted stock awards that provide for vesting upon achievement of an earnings performance goal, over a three year performance period. See “Compensation Discussion and Analysis — Annual Incentives and — Long-Term Equity Incentive Program”.

	Grant Date of Stock Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
James O’Leary	2/22/12				$314,640	$629,280	$1,258,560	18,000			$629,280
									50,000	$24.46	476,497
		$46,900	$700,000	$1,400,000

Timothy J. Heasley	3/5/12				108,779	217,558	435,116	13,000			487,630
									15,000	27.01	153,064
		12,000	180,000	300,000

Peter C. DeChants
		11,400	171,000	285,000

Anthony T. Behrman	2/22/12				34,960	69,920	139,840	2,000			69,920
									6,000	24.46	57,180
		8,200	123,000	205,000

Debra K. Crane	2/22/12				52,440	104,880	209,760	3,000			104,880
									9,000	24.46	85,769
		9,400	141,000	235,000

Laura M. Kowalchik	2/22/12				34,960	69,920	139,840	2,000			69,920
		4,600	69,000	115,000					6,000	24.46	57,180

Notes:

(1)	Amounts shown in the table represent potential amounts that could be earned based on achieving 91%, 100% and 110% of the EBITDA target set by the Compensation committee for fiscal year 2012 under the bonus Program. Actual amounts paid, if any, are disclosed and reported in Table 2 — Summary Compensation as Non-Equity Incentive Plan Compensation.

(2)	Amounts shown in the table represent potential amounts that could be earned based on achieving 50%, 100% and 150% of an earnings performance target set by the Compensation Committee for fiscal year 2012 under the terms of the Performance Award Agreement. Actual number of performance-based restricted shares awarded, if any, are disclosed and reported in Table 2 — Summary Compensation as stock awards. The assumptions used to calculate the value of the performance-based restricted stock awards are included in Note 6 to our audited consolidated financial statements for the fiscal year 2012 included in our Annual Report on Form 10-K.

(3)	The 1999 Stock Plan provides that no option may be granted with an exercise price that is below the closing price of the shares as reported on the New York Stock Exchange on the date such option is granted. The closing price of Kaydon common stock on 2/22/12 was $34.96 and all options granted on such date had an exercise price of $34.96. The closing price of Kaydon common stock on 3/5/12 was $37.51 and all options granted on such date had an exercise price of $37.51. On March 26, 2012, the Company paid a special dividend of $10.50 per share to its stockholders. The data in this column is presented after giving effect to adjustments in the option exercise price made in connection with the special dividend.

(4)	The assumptions used to calculate these amounts are included in Note 6 to our audited consolidated financial statements for the fiscal year 2012 included in our Annual Report on Form 10-K.

TABLE 4 — OUTSTANDING EQUITY AWARDS AT YEAR-END

Table 4 sets forth information concerning all performance-based equity, restricted stock and option awards made to the NEOs which were outstanding as of December 31, 2012. The market value of shares presented in this table is based on the year end closing price of Kaydon stock as quoted by the New York Stock Exchange ($23.93).

	Option Awards				Stock Awards		Performance-Based Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Awards That Have Not Vested ($)(3)	Market Value of Performance Shares Not Vested ($)(3)
J. O’Leary	3,500	0	$16.85	5/6/15	96,000	$2,297,280	9,000	$215,370
	3,500	0	31.09	5/13/16
	250,000	0	32.53	3/23/17
	36,000	9,000	31.96	2/14/18
	18,000	12,000	14.93	2/19/19
	14,000	21,000	24.20	2/23/20
	0	50,000	24.46	2/22/22

T. Heasley	0	15,000	27.01	3/5/22	13,000	311,090	2,900	69,397

P. DeChants	8,000	2,000	31.96	2/14/18	24,200	579,106
	9,000	6,000	14.93	2/19/19
	6,000	9,000	24.20	2/23/20

A. Behrman	4,500	3,000	14.93	2/19/19	12,700	303,911	1,000	23,930
	3,000	4,500	24.20	2/23/20
	0	6,000	24.46	2/22/22

D. Crane	4,500	3,000	14.93	2/19/19	18,100	433,133	1,500	35,895
	3,000	4,500	24.20	2/23/20
	0	9,000	24.46	2/22/22

L. Kowalchik	0	6,000	24.46	2/22/22	5,900	141,187	1,000	23,930

Notes:

(1)	On March 26, 2012, the Company paid a special dividend of $10.50 per share to its stockholders The data in this column is presented after giving effect to adjustments in the option exercise price made in connection with the special dividend. Vesting dates of unvested option awards are:

Mr. O’Leary:	9,000 shares on 2/14/13; 6,000 shares on 2/19/13; 10,000 shares on 2/22/13; 7,000 shares on 2/23/13; 6,000 shares on 2/19/14; 10,000 shares on 2/22/14; 7,000 shares on 2/23/14; 10,000 shares on 2/22/15; 7,000 shares on 2/23/15; 10,000 shares on 2/22/16; and 10,000 shares on 2/22/17.

Mr. Heasley:	3,000 shares on 3/5/13; 3,000 shares on 3/5/14; 3,000 shares on 3/5/15; 3,000 shares on 3/5/16; and 3,000 shares on 3/5/17.

Mr. DeChants:	2,000 shares on 2/14/13; 3,000 on 2/19/13; 3,000 on 2/23/13; 3,000 on 2/19/14; 3,000 on 2/23/14; and 3,000 on 2/23/15.

Mr. Behrman:	1,500 shares on 2/19/13; 1,200 shares on 2/22/13; 1,500 shares on 2/23/13; 1,500 shares on 2/19/14; 1,200 shares on 2/22/14; 1,500 shares on 2/23/14; 1,200 shares on 2/22/15; 1,500 shares on 2/23/15; 1,200 shares on 2/22/16; and 1,200 shares on 2/22/17. Mr. Behrman forfeited his unvested option awards on his departure from the Company in January, 2013.

Ms. Crane:	1,500 shares on 2/19/13; 1,800 shares on 2/22/13; 1,500 shares on 2/23/13; 1,500 shares on 2/19/14; 1,800 shares on 2/22/14; 1,500 shares on 2/23/14; 1,800 shares on 2/22/15; 1,500 shares on 2/23/15; 1,800 shares on 2/22/16; and 1,800 shares on 2/22/17.

Ms. Kowalchik:	1,200 shares on 2/22/13; 1,200 shares on 2/22/14; 1,200 shares on 2/22/15; 1,200 shares on 2/22/16; and 1,200 shares on 2/22/17.

(2)	Vesting dates of unvested restricted stock awards are:

Mr. O’Leary:	32,600 shares on 1/5/13; 27,600 shares on 1/5/14; 19,600 shares on 1/5/15; 12,600 shares on 1/5/16; and 3,600 shares on 1/5/17.

Mr. Heasley:	2,600 shares on 1/5/13; 2,600 shares on 1/5/14; 2,600 shares on 1/5/15; 2,600 shares on 1/5/16; and 2,600 shares on 1/5/17.

Mr. DeChants:	9,100 shares on 1/5/13; 7,700 shares on 1/5/14; 5,200 shares on 1/5/15; and 2,200 shares on 1/5/16.

Mr. Behrman:	4,700 shares on 1/15/13; 3,700 shares on 1/5/14; 2,700 shares on 1/5/15; 1,200 shares on 1/5/16; and 400 shares on 1/5/17. Mr. Behrman forfeited his time-vesting restricted stock awards on his departure from the Company in January 2013.

Ms. Crane:	6,300 shares on 1/5/13; 5,300 shares on 1/5/14; 3,700 shares on 1/5/15; 2,200 shares on 1/5/16; and 600 shares on 1/5/17.

Ms. Kowalchik:	1,700 shares on 1/5/13; 1,700 shares on 1/5/14; 1,700 shares on 1/5/15; 400 shares on 1/5/16; and 400 shares on 1/5/17.

(3)	Vesting of the performance-based awards is based on achievement of an earnings performance goal over a three year performance period ending December 31, 2014. The number of unvested performance-based shares and corresponding market value of unvested performance shares in the table above are based on achievement of threshold goals. If the maximum goal were achieved, the number of shares and market value for each NEO would be, respectively: 36,000 shares for Mr. O’Leary at a market value of $861,480; 11,600 shares for Mr. Heasley at a market value of $277,588; 4,000 shares for Mr. Behrman at a market value of $95,720; 6,000 shares for Ms. Crane at a market value of $143,580; and 4,000 shares for Ms. Kowalchik at a market value of $95,720. Mr. Behrman forfeited his performance-based restricted stock awards on his departure from the Company in January 2013.

TABLE 5 — OPTION EXERCISES AND STOCK AWARDS VESTED DURING 2012

Table 5 sets forth information concerning the number of shares of restricted stock awarded in prior years to the NEOs with respect to which restrictions lapsed during the year 2012, and the value of such shares at the time that such restrictions lapsed. No NEO exercised any stock options during 2012.

	Stock awards
Name	Number of Shares acquired On Vesting (#)	Value Realized On Vesting ($)(1)
James O’Leary	49,000	$1,634,290
Peter C. DeChants	11,100	353,091
Anthony T. Behrman	4,300	136,783
Debra K. Crane	5,700	181,317
Laura M. Kowalchik	1,300	41,353

Notes:

(1)	Based on the closing price ($35.59) of Kaydon stock on the NYSE on 3/23/12, the vesting date with respect to 20,000 shares granted to Mr. O’Leary; and based on the closing price ($31.81) of Kaydon stock on the NYSE on 1/5/12, the vesting date for all other stock awards.

TABLE 6 — PENSION BENEFITS

Table 6 sets forth for each NEO the actuarial present value of the NEO’s accumulated benefit under the Retirement Plan and the SERP, computed as of December 31, 2012. The present value of accumulated benefits is based on each NEO’s number of Years of Credited Service (as defined and calculated under that plan). The assumptions used to determine the present value of accumulated benefits are shown below. The Company also provides employees with the opportunity to defer income pursuant to the Kaydon Corporation Employee Stock Ownership and Thrift Plan, a defined contribution 401(k) plan. As non-participants in the Retirement Plan, Ms. Kowalchik and Mr. Heasley are the only NEOs eligible to receive matching or profit sharing contributions under this 401(k) plan. Kaydon provided matching contributions to Ms. Kowalchik under this 401(k) plan in the amount of $6,900 during 2012. As participants in the Retirement Plan, Messrs. O’Leary, DeChants and Behrman and Ms. Crane are ineligible to receive matching contributions under the 401(k) plan. The Retirement Plan and SERP are the only plans that provide monthly payment of benefits at retirement to the NEOs.

The assumptions used to determine the present value of accumulated benefits are the following: The discount rate for the Retirement Plan is 4.32% and the discount rate for the SERP is 4.36% for December 31, 2012 calculations; each NEO will retire at age 65 (in fact, or based on a deemed age at hire); and their life expectancy is based on the IRS “2013 Static Mortality Table for Non-Annuitants”.

Executive Officer Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year ($)
James O’Leary	Retirement Plan	5.833	$136,490	$0
	SERP(1)		9,151,466	0
Timothy J. Heasley	Retirement Plan	n/a	0	0
	SERP	n/a	n/a	n/a
Peter C. DeChants	Retirement Plan	10.333	379,761	0
	SERP	n/a	n/a	n/a
Anthony T. Behrman	Retirement Plan	5.083	107,988	0
	SERP	n/a	n/a	n/a
Debra K. Crane	Retirement Plan	5.000	167,748	0
	SERP	n/a	n/a	n/a
Laura M. Kowalchik	Retirement Plan	n/a	0	0
	SERP	n/a	n/a	n/a

Notes:

(1)	Mr. O’Leary is entitled to additional Credited Service under the SERP equal to the amount of Credited Service earned under the Retirement Plan, plus 10 years, subject to a maximum total Credited Service of 30 years. Currently, this provides Mr. O’Leary 15.833 additional Years of Credited Service in excess of his actual years of service with the Company. This increases the present value of his accumulated benefit under the SERP from $2,212,890 to $9,151,466.

Retirement Plan

In 2009, the Company amended the Retirement Plan to close eligibility for future participation in the Plan. Effective as of March 15, 2009, the Retirement Plan is limited to eligible employees on March 14, 2009, who continue in covered employment at Kaydon. For participating employees, benefits under the Retirement Plan are based on years of service and final average monthly compensation, based on the three highest consecutive calendar years during the ten most recent calendar years. Participants in the Retirement Plan generally earn one month of Credited Service for each calendar month of employment, up to a maximum of 30 Years of Credited Service. A monthly life annuity amount is determined based on the following formula: 1% times final average monthly compensation plus 0.58% times final average compensation in excess of monthly Covered

Compensation, times Years of Credited Service. Covered Compensation is the average of social security wage bases in effect during the 35-year period ending in the calendar year in which the participant attains social security retirement age. Final average compensation covered by the Retirement Plan in a calendar year includes base salary, overtime pay, commissions, incentive compensation payments, amounts that are deferred under the Company’s 401(k) plan, and dividends on non-vested restricted stock grants. Normal retirement age under the Retirement Plan is age 65. Participants may commence benefits at age 55 or later with at least 10 Years of Vesting Service. A participant must have five Years of Vesting Service to be eligible for a benefit, unless they are aged 65 or older, in which case they are automatically eligible for a benefit.

SERP

The Company historically maintained a SERP as an additional tool for attracting and retaining highly compensated executives. Mr. O’Leary is the only remaining active employee participant in the SERP. Because the Retirement Plan has been amended to close eligibility for future participation, the SERP is also closed for new participants. Therefore, employees hired on or after March 15, 2009 are ineligible for participation in the SERP. The SERP provides retirement, early retirement, disability and death benefits based on the benefit formula and other plan terms contained in the Retirement Plan applied to all compensation, including compensation in excess of the Internal Revenue Service limits set forth in the Retirement Plan, and applied to service credit determined under the Retirement Plan, as increased by additional grants of service credit as described below. The SERP benefit is then reduced by benefits actually provided under the Retirement Plan. The SERP permitted the Board of Directors or the Compensation Committee to grant additional service credit to selected participants on a discretionary basis. In 2007, in connection with his recruitment as President and CEO and relocation to Michigan, the Committee credited Mr. O’Leary with an additional ten Years of Credited Service under the SERP. According to the terms of his Employment Agreement, which included terms necessary to provide a replacement for elements of compensation he was then receiving, Mr. O’Leary is entitled to one day of additional Credited Service for each day of actual Credited Service. The annual life annuity amount is determined in the same manner as in the Retirement Plan. The SERP’s benefits are based on years of service and final average compensation, which is the average compensation for the three highest consecutive calendar years during the ten most recent calendar years.

TABLE 7 — POTENTIAL PAYMENTS UPON CHANGE-IN-CONTROL OR TERMINATION

Mr. O’Leary’s employment agreement and the CICC Agreements provide for payments upon a change-in-control to the NEO subject to such agreements.

If at any time during the period beginning with the commencement of an attempt to affect a change-in-control and ending within three years after a change-in-control occurs, Mr. O’Leary’s employment is terminated by Kaydon other than for Cause, or if he voluntarily terminates his employment for Good Reason, he will be entitled to receive certain accrued obligations and other accrued benefits including an amount equal to the greater of his highest annual bonus paid during the three prior years (annualized in the event Mr. O’Leary was not employed by the Company for the whole of any such year) and the target bonus for the year of termination prorated for the year through the date of termination, plus an amount equal to three times the sum of (a) his current annual base salary plus (b) the higher of his highest annual bonus paid during the three prior years (annualized in the event Mr. O’Leary was not employed by the Company for the whole of any such year), or the target bonus for the year of termination and he will also continue to participate in Kaydon’s benefit plans until the earlier of the three year anniversary of such termination or the date he becomes employed elsewhere. In addition, in such a circumstance, all stock options, restricted stock awards, long-term incentive plan awards and any other benefits that are subject to vesting based on continued employment shall automatically become vested, unrestricted and/or exercisable, as the case may be. Mr. O’Leary will also be entitled to full outplacement services up to a maximum of $50,000 and additional Years of Credited Service under the Kaydon SERP.

The CICC Agreements require a double trigger of both a change-in-control and a qualifying termination of employment for the payment of termination benefits. In the case of a qualifying termination of employment of the executive during the period beginning with the commencement of an attempt to affect a change-in-control and ending within three years after a change-in-control, then the Company will provide the executive with the following amounts:

•

a lump sum payment equal to one times (or, in the case of Mr. DeChants, three times; and in the case of Mr. Heasley, two times) the greater of (a) base salary for the year in which termination occurs, or (b) base salary for the preceding calendar year; plus a lump sum payment equal to one times (or, in the case of Mr. DeChants, three times; and in the case of Mr. Heasley, two times) the greater of (a) the average bonus paid over the most recent three-year period or (b) the target bonus level in effect for the year in which termination occurs;

•

all amounts to which the person is entitled under the Kaydon incentive compensation plans, including awards for the prior year that have not been paid at the time of termination plus 1/12 of the greater of (a) the projected incentive plan award for the year in which termination occurs or (b) the person’s incentive award for the most recently ended year, for each full or partial month prior to termination in the year of termination;

•

payment of the actuarial equivalent of the executive’s vested accrued benefit under the Company’s SERP, with the person’s award becoming fully vested and with additional credit provided for in such plan being given under certain circumstances; and

•

continued coverage under the life insurance, medical and dental insurance and accident and disability insurance plans of Kaydon until the earlier of (a) one year, or, in the case of Mr. DeChants, three years, from the date of termination of employment, (b) normal retirement date or (c) the date on which the person obtains comparable insurance at no greater cost to the person than was the case at Kaydon (the one year (or, in the case of Mr. DeChants, three year) limit does not apply to terminated executives that are 55 or older at the time of the change-in-control and are fully vested under the Retirement Plan).

In addition, the CICC Agreements provide for immediate acceleration of vesting and exercisability of all outstanding stock option, stock appreciation rights, restricted stock awards or other similar incentive compensation rights, full outplacement services to a maximum cost of 15% of the person’s base salary for the year preceding the year of termination and, in the case of Messrs. DeChants, and Behrman, and Ms. Crane, an additional “gross-up” payment to offset the effect, if any, of excise tax and the state and federal income and employment taxes resulting from this additional excise tax imposed on such lump sum payment. If the terminated executive is required to incur attorneys’ fees and expenses to enforce his rights under the CICC Agreement, the Company will also reimburse the person for such amounts.

For purposes of Mr. O’Leary’s Employment Agreement and the CICC Agreements, except as otherwise provided in such agreements for certain purposes, such as for benefits payable under the SERP, a “Change-in-Control” means any of the following:

1) The failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board of Directors;

2) The acquisition by any Person (as that term is used in Section 13(d)(3) of the Exchange Act) other than an Excluded Holder of beneficial ownership of 20% or more of the voting power of Kaydon’s outstanding securities;

3) The approval by the Kaydon stockholders of a reorganization, merger or consolidation unless with a “Permitted Successor”; or

4) The approval by Kaydon stockholders of a complete liquidation or dissolution of the Company or the sale of all or substantially all of its assets other than to a Permitted Successor.

With respect to Mr. O’Leary’s Employment Agreement, for determining benefits under the SERP, and with respect to the CICC Agreements for determining SERP benefits and other certain purposes, the definition of a “Change-in-Control” means any of the following:

1) The failure of the Continuing Directors within any 12-month period to constitute at least a majority of the members of the Board;

2) The acquisition by any Person (within the meaning of Rule 13(d)(3) of the Exchange Act) of the Company’s stock representing more than 50% of the total fair market value or total voting power of the Company’s outstanding stock;

3) The date any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) stock of the Company possessing 30% or more of the total voting power of the Company’s outstanding stock; or

4) The date any Person (other than a Permitted Successor) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) substantially all of the assets of the Company (or, in the case of the CICC Agreements, the date any Person (other than a Permitted Successor) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person), assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately before such acquisition).

A “Continuing Director” (except as otherwise provided for purposes of SERP and certain other benefits) is a director approved by two-thirds of the individuals then constituting the Board of Directors. A “Permitted Successor” is a corporation which satisfies the following criteria: 60% or more of the common stock (or, in the case of the CICC Agreements, 50% in an asset sale) is owned by substantially all of the persons who were owners of Kaydon’s stock immediately prior to the change-in-control; no other person directly or indirectly owns 20% or more of outstanding common stock; and the majority of the Board of Directors is comprised of Continuing Directors. A “Permitted Successor” for purposes of SERP and, in the case of the CICC Agreements, certain other benefits, is an entity which satisfies the following criteria: a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock in the Company; a subsidiary; a person that owns 50% or more of the Company’s outstanding stock; or an entity, at least 50% of the total value or voting power of which is owned by a person described (in paragraph 3 above) in the definition of Change-in-Control.

The following table summarizes the executive benefits and payments that would have been due to the CEO and the other continuing NEOs upon termination in connection with a Change-in-Control of 50% or more of the voting power of Kaydon’s outstanding securities, had such an event occurred on December 31, 2012.

CHANGE-IN-CONTROL

Benefits and Payments Upon a Change-in-Control	J. O’Leary	T. Heasley	P. DeChants	A. Behrman	D. Crane	L. Kowalchik
Base salary(1)	$2,100,000	$600,000	$855,000	$205,000	$235,000	$230,000
Bonus payments(1)	$4,200,000	$360,000	$513,000	$123,000	$141,000	$69,000
Incentive compensation(1)	$1,400,000	$0	$0	$0	$0	$0
Actuarial value of SERP Benefits(2)	$9,430,351	$0	$0	$0	$0	$0
Number of stock options vested(3)	92,000 shs	15,000 shs	17,000 shs	13,500 shs	16,500 shs	6,000 shs
and value upon termination(4)	$108,000	$0	$54,000	$27,000	$27,000	$0
Number of shares of restricted stock	96,000 shs	13,000 shs	24,200 shs	12,700 shs	18,100 shs	5,900 shs
and value upon termination(5)	$2,297,280	$311,090	$579,106	$303,911	$433,133	$141,187
Number of performance shares	18,000 shs	5800 shs	0 shs	2,000 shs	3,000 shs	2,000 shs
and value on termination(5)	$430,740	$138,794	$0	$47,860	$71,790	$47,860
Outplacement services	$50,000	$45,000	$42,750	$30,750	$35,250	$34,500
Value of insurance benefits(6)	$30,562	$11,090	$50,180	$12,370	$12,447	$9,959
Excise tax gross-up payments	$2,983,453	n/a	$0	$0	$0	n/a
Total	$23,030,386	$1,465,974	$2,094,036	$749,891	$955,620	$532,506

Notes:

(1)	Reflects salary, bonus and incentive compensation payments due in the event of the executives’ termination under the terms of their Change-in-Control Compensation Agreements or Employment Agreement, as the case may be.

(2)	Upon a change in control, Mr. O’Leary is entitled to an accelerated lump-sum of his SERP benefit, or $9,430,351. This amount is based on 21.666 years of service, which includes discretionary service of 15.833 years awarded under the SERP through December 31, 2012.

(3)	Includes option share grants made to Mr. O’Leary as follows: 9,000 option shares at an exercise price of $31.96, 12,000 option shares at an exercise price of $14.93, 21,000 option shares at an exercise price of $24.20, and 50,000 option shares at an exercise price of $24.46; option share grants made to Mr. Heasley as follows: 15,000 option shares at an exercise price of $27.01; option share grants made to Mr. DeChants as follows: 2,000 option shares at an exercise price of $31.96, 6,000 option shares at an exercise price of $14.93, and 9,000 option shares at an exercise price of $24.20; option share grants made to Mr. Behrman as follows: 3,000 option shares at an exercise price of $14.93, 4,500 option shares at an exercise price of $24.20, and 6,000 option shares at an exercise price of $24.46; option share grants made to Ms. Crane as follows: 3,000 shares at an exercise price of $14.93, 4,500 option shares at an exercise price of $24.20, and 9,000 option shares at an exercise price of $24.46; and option share grants made to Ms. Kowalchik as follows: 6,000 option shares at an exercise price of $24.46.

(4)	Represents the difference in the option exercise price as reflected in footnote 3 above and the closing price per share of Kaydon common stock on December 31, 2012, but only to the extent the option exercise prices exceed the closing price per share of Kaydon common stock on December 31, 2012 ($23.93).

(5)	Calculated using the closing price per share of Kaydon common stock on December 31, 2012 ($23.93). Reflects shares of restricted and performance-based stock that would vest on a change-in-control under the terms of the executives’ Change-in-Control Agreement, or Employment Agreement, as the case may be. Performance shares represent the number of performance-based shares vested at target.

(6)	Represents health insurance, short-term and long-term disability insurance, and, in the case of Mr. O’Leary, life insurance premiums. Assumes costs increase 10% per year, and Mr. O’Leary receives insurance coverage for three years; Mr. DeChants receives insurance coverage until the Normal Retirement Age (as defined in the Retirement Plan); and the other executives receive insurance coverage for one year.

Termination of CEO Pursuant to the Terms of his Employment Agreement

Pursuant to the terms of his Employment Agreement, Mr. O’Leary is entitled to payments and certain benefits upon a termination of his employment by the Company other than for cause or by Mr. O’Leary for good reason. The following summarizes the benefits and payments that would be due Mr. O’Leary upon termination by the Company other than for cause or by Mr. O’Leary for good reason if such termination had occurred on December 31, 2012:

Benefits and Payments to Mr. O’Leary Upon Termination Other Than for Cause or for Good Reason	Amount of Benefit or Payment
Base salary and bonus(1)	$4,200,000
Highest annual bonus payment(2)	$1,400,000
Insurance benefits(3)	$19,810
Number of stock options vested(4)	55,000 shs
Value upon termination(5)	$108,000
Number of shares of restricted stock(6)	60,200 shs
Value upon termination(6)	$1,440,586
SERP benefits(7)	$516,262
Excise tax gross-up payment	$0

Total	$7,684,658

(1)	Mr. O’Leary’s Employment Agreement provides for the payment, in a lump sum in cash, of an amount equal to two times the sum of his annual base salary ($700,000) and the Highest Annual Bonus ($1,400,000). According to the Employment Agreement, the Highest Annual Bonus is equal to the highest of the aggregate bonuses paid under all of the Company’s annual incentive and/or bonus plans during the prior three full fiscal years prior to the date of termination (annualized in the event Mr. O’Leary was not employed by the Company for the whole of any such fiscal year).

(2)	Mr. O’Leary is entitled to a prorated amount of the Highest Annual Bonus, depending on his date of termination. If he had been terminated on December 31, 2012, he would have been entitled to payment in an amount equal to the Highest Annual Bonus, which, in this case, would be equal to his bonus for fiscal year 2010.

(3)	Represents health insurance, short-term and long-term disability insurance and life insurance premiums for two years.

(4)	Represents the number of stock options that would have become vested or exercisable within the two year period immediately following the date of termination. Includes 9,000 shares at an exercise price of $31.96 that would have become exercisable on 2/14/13; 6,000 shares at an exercise price of $14.93 that would have become exercisable on 2/19/13; 6,000 shares at an exercise price of $14.93 that would have become exercisable on 2/19/14; 7,000 shares at an exercise price of $24.20 that would have become exercisable on 2/23/13; 7,000 shares at an exercise price of $24.20 that would have become exercisable on 2/23/14; 10,000 shares at an exercise price of $24.46 that would have become exercisable on 2/22/13; and 10,000 shares at an exercise price of $24.46 that would have become exercisable on 2/22/14.

(5)	Represents the value, if any, of the options as of December 31, 2012, but only to the extent the option exercise prices as reflected in footnote 4 above exceed the closing price per share of Kaydon common stock on December 31, 2012 ($23.93).

(6)	Represents the number of restricted shares that would have become vested within the two year period immediately following the date of termination. Calculated using the closing price per share of Kaydon common stock on December 31, 2012 ($23.93).

(7)	Represents annualized SERP benefit payment.

Termination of CEO and other NEOs Caused by Death, Disability, or Retirement

The following summarizes executive benefits and payments that would be due the CEO and other NEOs upon termination if such termination had occurred on December 31, 2012, caused by death, disability, or retirement. See discussion regarding “Retirement Plan”, “SERP” and “Long-Term Equity Incentive Program” for information regarding each plan and factors to be taken into account when determining the amounts shown below.

Benefits and Payments Upon Termination	J. O’Leary	T.J. Heasley(11)	P.C. DeChants	A.T. Behrman	D.K. Crane	L.M. Kowalchik(11)
Death
Retirement Plan(1)	$8,792	n/a	$12,250	$7,231	$7,557	n/a
SERP(2)	$255,764	n/a	n/a	n/a	n/a	n/a
Life Insurance(3)	$2,450,000	$450,000	$427,500	$307,500	$352,500	$345,000
Equity Incentives(4)	$2,548,860	$357,355	$633,106	$346,864	$484,063	$157,140
Non-Equity Incentives(10)	$0	$0	$0	$0	$0	$0
Disability
Retirement Plan(5)	$0	$0	$52,858	$0	$0	$0
SERP(6)	$535,630	n/a	n/a	n/a	n/a	n/a
Life Insurance(3)	(3)	(3)	(3)	(3)	(3)	(3)
STD/LTD(7)	(7)	(7)	(7)	(7)	(7)	(7)
Equity Incentives(4)	$2,548,860	$357,355	$633,106	$346,864	$484,063	$157,140
Non-Equity Incentives(10)	$0	$0	$0	$0	$0	$0
Retirement
Retirement Plan(8)	$19,369	n/a	$35,429	$15,930	$16,647	n/a
SERP(9)	$516,262	n/a	n/a	n/a	n/a	n/a
Equity Incentives(4)	(4)	(4)	(4)	(4)	(4)	(4)
Non-Equity Incentives(10)	$0	$0	$0	$0	$0	$0

Notes:

(1)	The Retirement Plan applies to NEOs in the same manner as all other Plan participants. If the NEO was vested in the Retirement Plan at death but was not yet receiving benefits under the Plan, benefits are paid to the surviving spouse of the executive as required by law in the form of a spousal survivor annuity commencing as early as when the executive would have attained early retirement eligibility under the Plan. If the executive was receiving benefits under the Retirement Plan at death, benefits may continue to a surviving spouse or beneficiary in accordance with the terms of the benefit form previously elected. The table reflects the surviving spouse’s annual benefit had the NEO died on December 31, 2012 and the surviving spouse commenced benefits at the NEO’s normal retirement date, and assumes the participant and spouse are the same age. Benefits under the Retirement Plan would be paid monthly. Ms. Kowalchik and Mr. Heasley are not participants in the Retirement Plan.

(2)	If the executive was vested in the SERP at death but was not yet receiving benefits under the SERP, benefits (computed here with any potentially applicable additional credit under the SERP) are paid to the surviving spouse of the executive in the form of a spousal survivor annuity commencing at the earliest time payment of the survivor benefit under the Retirement Plan could commence. If the executive was receiving benefits under the SERP at death, benefits may continue to a surviving spouse or beneficiary in accordance with the terms of the benefit form previously elected. The table reflects Mr. O’Leary’s spouse’s annual benefit at December 31, 2012 and assumes the participant and spouse are the same age. Benefits under the SERP would be paid monthly.

(3)	Life Insurance (an insured benefit provided by the Company) would be payable to the named beneficiary at 150% of the NEO’s annual earnings as of the preceding December 1, up to a maximum life insurance amount of $450,000. During disability, Life Insurance continues at the level on the last day worked for up to 52 weeks. In addition Mr. O’Leary’s beneficiary would receive $2,000,000 in accordance with the Life Insurance policy per his Employment Agreement.

(4)	Upon death or disability unvested restricted stock grants will immediately vest (restrictions will lapse) and such shares are released to the designated beneficiary. Upon retirement at age 65, the restrictions imposed in each grant continue to lapse in accordance with the terms of each grant. See Tables 3 — Grants of Plan-Based Awards and 4 — Outstanding Equity Awards at Year-End above. With respect to performance-based equity awards, if more than twelve months remain in the performance period upon death, disability or retirement at or after age 65, and assuming performance is on track, executives will vest pro-rata at target level, based on the number of full months worked prior to such death, disability or retirement.

(5)	The Retirement Plan applies to NEOs in the same manner as all other Plan participants. To be eligible for Disability Retirement, a participant must have 10 Years of Vesting Service or 10 Years of Credited Service and be employed by the Company at the time of the qualifying disability. Disability Retirement Benefits are payable in the form of a monthly annuity starting at the later of normal retirement age and the first month following the last payment made under the Company’s long term disability program, and are computed using earnings prior to the last day worked and Years of Credited Service assuming the plan participant worked through the normal retirement date (or an earlier retirement date, if elected) under the Plan. If eligible for a Disability Benefit, the NEOs would receive a deferred vested benefit at age 65 in the event of termination of employment due to disability. Mr. DeChants was eligible for a Disability Benefit in the Retirement Plan on December 31, 2012, but Messrs. O’Leary and Behrman, and Ms. Crane were not vested for disability benefits in the Retirement Plan on December 31, 2012. Benefits under the Retirement Plan would be paid monthly. Ms. Kowalchik and Mr. Heasley are not participants in the Retirement Plan.

(6)	Disability Retirement Benefits are payable under the SERP in various annuity forms of payment at the later of separation from service and attainment of age 65 and are computed by assuming Years of Credited Service as though the participant had continued to work to normal retirement eligibility under the Plan and by crediting any applicable additional credit under the SERP. The Disability Retirement Benefit is offset dollar for dollar for any payments also made under the Company’s Long-Term Disability insurance program. The table reflects Mr. O’Leary’s annual Disability Retirement Benefit (prior to offset for Long-Term Disability payments) assuming disability at December 31, 2012. Although the table presents annualized benefits, SERP benefits are paid monthly.

(7)	Short-Term Disability provided by the Company provides 13 weeks at 100% of salary as of the NEO’s last day worked, 80% of salary for the next 13 weeks, and 66 2/3% of salary for the next 26 weeks. If the disability continues, Long-Term Disability (an insured benefit provided by the Company) provides the NEO 60% of his/her monthly salary as of his/her last day worked (up to a maximum benefit of $14,000 per month) less deductible sources of income (such as workers compensation, social security disability benefits, etc.) until age 65.

(8)	The Retirement Plan applies to NEOs in the same manner as all other Plan participants. Benefits are payable under the Retirement Plan in various annuity forms of payment at early or normal retirement eligibility. Ms. Kowalchik and Mr. Heasley are not participants in the Retirement Plan. Although the table presents the benefits in a Life Annuity form and as an annualized payment, the Retirement Plan benefits would be paid monthly. Retirement Plan benefits shown in the Table above are payable at age 65.

(9)	In the case of retirement other than in connection with a change-in-control, benefits are payable under the SERP in various annuity forms of payment at early or normal retirement eligibility. Benefits are calculated here by crediting any potentially applicable additional credit under the SERP.

(10)	Upon death, disability or retirement, the NEO’s non-equity incentive bonus as reflected in Table 2 will be paid to the NEO’s beneficiary, estate or former participant, as the case may be.

(11)

Ms. Kowalchik and Mr. Heasley are eligible for employer matching contributions in the Kaydon Corporation Employee Stock Ownership and Thrift Plan, a defined contribution 401(k) Plan. Although Messrs. O’Leary, DeChants, Behrman, and Ms. Crane are eligible to participate in the 401(k) Plan, they are not eligible for employer matching contributions in the 401(k) Plan because they are entitled to participate in the Retirement Plan. Employer matching contributions vest according to a 6-year graded vesting schedule (10% after one year, 20% after two years, 40% after three years, 60% after four years, 80% after five years, and 100% after six years). If the employee dies or becomes disabled (while active), they become 100% vested in their employer matching contributions. The cumulative employer matching contribution to Ms. Kowalchik’s account as of December 31, 2012 was $14,250.

Voluntary/Involuntary Termination

Other than benefits payable pursuant to the terms of employment or change-in-control agreements, or pursuant to compensation plans described in the above table, a voluntary or involuntary termination of an NEO would result in his/her losing all Company provided pay and benefits at the time of termination. Details regarding equity incentive awards and benefits under the Retirement Plan and SERP are described below:

•

Retirement Plan.    Benefits are payable under the Retirement Plan in various annuity forms of payment following a voluntary or involuntary termination of employment after vesting under the Plan. Benefits are paid at early or normal retirement eligibility.

•

SERP.    In the case of voluntary or involuntary termination of employment other than in connection with a change-in-control and provided the NEO did not forfeit the benefit, benefits are payable under the SERP to a vested participant in various annuity forms of payment at the later of separation from service and attainment of age 65. Benefits are calculated by crediting any potentially applicable additional credit under the SERP.

•

Equity Incentives.    In the case of voluntary or involuntary termination of employment, shares of restricted stock, performance-based stock, and stock options previously awarded still subject to restrictions are forfeited and returned to the Company.

CEO Employment Agreement

In March 2007, Kaydon entered into an Employment Agreement with Mr. O’Leary in connection with his appointment as President and CEO. The Employment Agreement was amended and restated effective October 23, 2008 to conform to certain requirements of Section 409A of the Internal Revenue Code, and has not been amended in any respect since that time. The Employment Agreement provides for an annual base salary of not less than $700,000 and provides that Mr. O’Leary will participate in the Kaydon SERP and will be eligible for SERP benefits immediately upon termination of his employment for any reason. In addition, he received ten years of additional credited service under the SERP and he will receive an additional day of credited service for each day of actual credited service (up to the maximum of 30 Years of Credited Service permitted under the SERP). If Mr. O’Leary’s employment is terminated as a result of his death or disability, he or his beneficiary will be entitled to receive, in addition to any compensation, bonus and benefits accrued or deferred and unpaid as of the date of termination, an amount equal to a portion of the highest annual bonus paid to him during the three years prior to termination (prorated based on number of days worked in the year of termination). If Kaydon terminates Mr. O’Leary for Cause, he will receive an amount equal to his then current base salary through the effective date of termination to the extent unpaid, any compensation previously deferred and benefits required under the Company’s benefit plans and programs. If he voluntarily terminates his employment without Good Reason, he will be entitled to receive any compensation, bonus and benefits accrued or deferred and unpaid as of the date of termination.

If Mr. O’Leary’s employment is terminated by the Company other than for Cause, or if Mr. O’Leary voluntarily terminates his employment for Good Reason, he will be entitled to receive his accrued obligations, prorated bonus and his other benefits as in termination for death or disability, and an additional amount equal to twice the sum of his annual base salary, and his highest annual bonus paid during the three years prior to the year of termination, and he will also continue to participate in Kaydon’s benefit plans until the earlier of the two year anniversary of such termination or the date he becomes employed elsewhere. In addition, in such a circumstance, all stock options, restricted stock awards, long term incentive plan awards that are subject to vesting based on the continued employment of the executive and any other benefits that are subject to vesting during the two year period from the date of termination based on continued employment shall automatically become vested, unrestricted and/or exercisable, as the case may be.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kaydon’s “Code of Business Conduct and Ethics for Directors, Officers and Employees,” deals with conflicts of interest and requires each director and executive officer to disclose to the Chairman of the Audit Committee (or, in the case of the Chairman of the Audit Committee, that he or she disclose to the Lead Director) the possible occurrence of any transaction in which the Company will be a participant and which would be required to be disclosed in the Company’s proxy statement under current SEC proxy regulations because the director, executive officer or related person has a direct or indirect material interest in the proposed transaction. Disclosure must be made prior to the time the proposed transaction is approved or authorized on behalf of Kaydon. Upon such disclosure, the proposed transaction will be reviewed by a committee comprised of two non-employee directors none of whom shall have any direct or indirect material interest in the proposed transaction, to determine whether the proposed transaction is fair to the Company. If this committee determines that the transaction would not be fair to the Company, Kaydon will not enter into the proposed transaction.

There are no relationships or related party transactions requiring disclosure under applicable SEC rules.

PROPOSALS BY HOLDERS OF COMMON STOCK

If any stockholder wishes to have a proposal included in the Company’s proxy statement for the Annual Meeting to be held in 2014, the proposal must be received by the Company by December 6, 2013, which is the date that is 120 days prior to the first anniversary of the mailing date of this Proxy Statement. Any proposal should be sent to the Secretary of the Company at its executive offices in Ann Arbor, Michigan, and it is recommended that registered or certified mail, return receipt requested, be used.

In addition, if any stockholder intends to present a proposal for consideration at the Annual Meeting, in accordance with the procedures set forth in the Company’s Bylaws, prior written notice of a stockholder’s intention to present such a proposal must have been given to the Secretary of the Company not later than 90 days prior to the first anniversary of the date of the prior year’s Annual Meeting, or February 7, 2013 for purposes of the 2013 Annual Meeting, and February 7, 2014 for purposes of the 2014 Annual Meeting. No such proposals were received for the 2013 Annual Meeting. Such notice must contain the information required by the Company’s Bylaws, and the presiding officer of the Annual Meeting may refuse to entertain any stockholder proposals that do not comply with these Bylaw provisions or were not provided in a timely manner.

Any stockholder entitled to vote at an Annual Meeting of Stockholders at which directors are to be elected may nominate a person for election to the Board of Directors by following the procedures in the Company’s Bylaws. Such nominations may be made by notice in writing to the Secretary of the Company received at the Company’s executive offices not later than 90 days prior to the first anniversary of the date of the prior year’s Annual Meeting, and for purposes of the 2013 Annual Meeting February 7, 2013; and for purposes of the 2014 Annual Meeting February 7, 2014. Such notice shall provide for each person the stockholder proposes to nominate the information required by the Company’s Bylaws, including all information required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and, as to the stockholder, the information required by the Company’s Bylaws, including their name and address as they appear on the Company’s books and the class and number of shares of Kaydon’s capital stock beneficially owned. Any nomination not made in accordance with the procedures in the Company’s Bylaws shall be disregarded at the Annual Meeting of Stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires each director and certain officers of Kaydon, and any person or entity that owns more than 10% of Kaydon common stock to file with the SEC, by a specified date, certain reports of ownership and changes in ownership of Kaydon’s common stock. Stockholders who own more than 10% of Kaydon common stock are required to furnish to Kaydon copies of all reports they file under Section 16(a). The Sarbanes-Oxley Act of 2002 mandates that most of these reports under Section 16(a) must be filed by the second business day after the event that gave rise to the required filing has occurred. Based upon a review of reports that were filed by Kaydon’s directors and officers and written representations from those directors and officers that no other reports were required, the Company believes that during fiscal year 2012 its directors and officers complied with all such requirements.

CODE OF ETHICS

The Company has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to the Company’s chairman, chief executive officer, president, chief financial officer, chief accounting officer, and any person who performs similar functions; and intends to satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on its website at www.kaydon.com. The Company has adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees, which is available on the Company’s website at www.kaydon.com. Also the Company has adopted Corporate Governance Guidelines, which are available on its website at www.kaydon.com and in print, without charge, to any stockholder who requests them. The information contained on Kaydon’s website should not be deemed filed with, and is not incorporated by reference into, this Proxy Statement or any of Kaydon’s other filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except to the extent that Kaydon specifically so provides.

HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Debra K. Crane, Secretary, Kaydon Corporation, 2723 South State Street, Suite 300, Ann Arbor, Michigan 48104. Any stockholder who currently receives multiple copies of the proxy statement at his, her or its address and would like to request “householding” of any communications should contact his, her or its broker.

OTHER ITEMS OF BUSINESS

Management does not intend to present any further items of business at the meeting, and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

DEBRA K. CRANE

Secretary

April 5, 2013

PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

APPENDIX A

KAYDON CORPORATION

2013 NON-EMPLOYEE DIRECTORS EQUITY PLAN

(Effective May 8, 2013)

Establishment, Purpose and Term of Plan. This Kaydon Corporation 2013 Non-Employee Directors Equity Plan (the “Plan”) shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). The purpose of this Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain highly qualified persons to serve as Non-Employee Directors of the Company and by creating additional incentives for Non-Employee Directors to promote the growth and profitability of the Company. This Plan shall continue in effect until the earlier of the date set forth in Section 11, its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.

Definitions and Construction. Whenever used herein, the following terms shall have their respective meanings set forth below:

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

50% Stock. The acquisition, by a person or Persons Acting as a Group, of stock of the Company that together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of Company;

35% Stock. The acquisition, by a person or Persons Acting as a Group, of ownership of stock of the Company that constitutes 35% or more of the total voting power of Company’s stock in a single transaction or within a twelve month period ending with the most recent acquisition;

Directors. The majority of members of the Board being replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election;

Assets. The acquisition, by a person or Persons Acting as a Group, of the Company’s assets that have a total gross fair market value equal to or exceeding forty percent (40%) of the total gross fair market value of Company’s assets in a single transaction or within a twelve month period ending with the most recent acquisition. For the purpose of this section, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; or

Merger. A reorganization, merger or consolidation of the Company, the substantive effect of which is a Change in Control under any of subsections (a), (b), (c) or (d) above, unless with or into a Permitted Successor.

“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, or any other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

“Company” means Kaydon Corporation, a Delaware corporation, or any successor corporation thereto.

“Continuing Directors” are the individuals constituting the Board as of the date this Plan was adopted by the Board and any subsequent directors whose election or nomination for election by the Company’s stockholders was approved by a vote of two-thirds of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as the term is used in Rule 14a-11 of Regulation 14A issued under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

“Disability” means the Non-Employee Director: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. To the extent required hereunder, the determination of Disability shall be made by a medical board certified physician selected by the Company and acceptable to the Non-Employee Director (or the Non-Employee Director’s legal representative, if one has been appointed), provided such agreement as to acceptability shall not be unreasonably withheld.

“Employee Benefit Plan” means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Holder” means any Person who at the time this Plan was adopted by the Board was the beneficial owner of 20% or more of the outstanding common stock of the Company; or the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding such common stock or other securities pursuant to the terms of an Employee Benefit Plan.

“Fair Market Value” means, as of any date, if there is then a public market for the Stock, the closing price of the Stock as reported on the New York Stock Exchange (“NYSE”) or such other national or regional securities exchange or market system constituting the primary market for the Stock. If the relevant date does not fall on a day on which the Stock is trading on NYSE or other national or regional securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse.

“Option” means a right to purchase Stock, subject to adjustment as provided in Section 4(b), pursuant to the terms and conditions of this Plan.

“Optionee” means a person who has been granted one or more Options.

“Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of an Option granted to an Optionee.

“Non-Employee Director” means a Director of the Company who meets the qualifications set forth in Rule 16b-3(b)(3)(i).

“Permitted Successor” means a corporation which, immediately following the consummation of a transaction specified in the definition of “Change in Control” above, satisfies each of the following criteria:

Stock. Sixty percent or more of the outstanding common stock of the corporation and the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors

(in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of Company’s outstanding common stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction;

Limitation. No Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the corporation or the combined voting power of the outstanding securities of the corporation entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the corporation, any subsidiary of the corporation and any Employee Benefit Plan of the corporation or any such subsidiary or any trust holding common stock or other securities of the corporation pursuant to the terms of any such Employee Benefit Plan); and

Board. At least a majority of the board of directors is comprised of Continuing Directors.

“Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Exchange Act.

“Persons Acting as a Group” means owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock (or assets), or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock (or assets), or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of the same public offering, or purchase assets of the same corporation at the same time.

“Restricted Stock” means any shares of Stock granted under Section 5(c) of this Plan.

“Restricted Stock Agreement” means a written agreement between the Company and a Non-Employee Director setting forth the terms, conditions and restrictions relating to shares of Restricted Stock granted to such director.

“Retirement” means a voluntary Termination of Service by a Non-Employee Director that occurs on or after the director’s sixty-fifth (65th) birthday.

“Rule 16b-3” means Rule 16b-3 as promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

“Stock” means the common stock, par value $0.10 per share, of the Company, as adjusted from time to time in accordance with Section 4(b).

“Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

“Termination of Service” means a cessation of the director’s service on the Board for any reason, including, but not limited to, a cessation of service due to resignation, death, Disability, Retirement or non-reelection to the Board.

Administration. This Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Option or Restricted Stock shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option or Restricted Stock. Except as otherwise provided herein, the Committee shall have no authority, discretion, or power to (a) select the Non-Employee Directors who will receive Options, (b) set the exercise price of the Options, (c) determine the number of shares of Stock to be subject to an Option, other than to determine the appropriate application of the formula set forth in this Plan, (d) determine the number of shares of Restricted Stock to be granted, other than to determine the appropriate application of the formula set forth in this Plan, (e) determine the time at which an Option or shares of Restricted Stock shall be granted, (f) establish the duration of an Option or vesting of any Restricted Stock, or (g) alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan.

Shares Subject to Plan.

Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4(b), the maximum aggregate number of shares of Stock that may be issued under the Plan, pursuant to Options or in the form of shares of Restricted Stock awarded hereunder, shall be two hundred fifty thousand (250,000) and shall consist of authorized but unissued shares or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Restricted Stock are forfeited for any reason, the shares of Stock allocable to the unexercised portion of such Option, or such forfeited shares of Restricted Stock shall again be available for issuance under this Plan.

Adjustments for Changes in Capital Structure. Upon the occurrence of any dividend or other distribution (whether in the form of cash (other than regular, quarterly cash dividends), Stock, other securities or other property), change in the capital or shares of capital stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Stock or other securities of the Company, or other extraordinary transaction or event which affects the Stock, appropriate adjustments shall be made in the number and class of shares subject to this Plan, to any outstanding Options (including their exercise price), to any previously issued shares of Restricted Stock and to the number of Options or shares of Restricted Stock that may be granted pursuant to Section 5. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4(b) shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

Automatic Grant of Options and/or Restricted Stock.

Options. Options shall be granted only to a person who, at the time of grant, is a Non-Employee Director. Options shall be nonstatutory stock options, which means that they will not be treated as “incentive stock options” within the meaning of Section 422(b) of the Code.

Initial Option and Restricted Stock Grant. A person who first becomes a Non-Employee Director within the six month period immediately following an annual meeting of the Company’s stockholders shall be granted (i) an initial Option to purchase that number of shares of Stock that will result in a grant date fair value of $50,000 as of the date such person is initially elected or appointed (the “Initial Grant Date”) determined by using the Black-Scholes option pricing model used by the Company to value stock options for financial statement purposes (or such other option valuation model then in use by the Company) and taking into account in such pricing model the Fair Market Value of a share of Stock on the Initial Grant Date and (ii) that number of shares of Restricted Stock determined by dividing $50,000 by the Fair Market Value of a share of stock on the Initial Grant Date; provided, however, that a person serving as a director of the Company who does not qualify as an Non-Employee Director shall not receive an initial Option or shares of Restricted Stock grant in the event that such person subsequently becomes a Non-Employee Director. In addition, a person who becomes a Non-Employee Director after the six-month period following an annual meeting of the Company’s stockholders shall not receive an initial Option or Restricted Stock grant.

Annual Option and Restricted Stock Grant. Each Non-Employee Director (including any director of the Company who previously did not qualify as a Non-Employee Director but who subsequently becomes an Non-Employee Director) who is a Non-Employee Director on the day following the annual meeting of stockholders of the Company shall be granted on the business day immediately following such annual meeting of stockholders (the “Annual Grant Date”), commencing with the Annual Grant Date in 2013, (i) an Option to purchase that number of shares of Stock that will result in a grant date fair value of $50,000 as of the Annual Grant Date determined by using the Black-Scholes option pricing model used by the Company to value stock options for financial statement purposes (or such other option valuation model then in use by the Company) and taking into account in such pricing model the Fair Market Value of a share of Stock on the Annual Grant Date and (ii) that number of shares of Restricted Stock determined by dividing $50,000 by the Fair Market Value of a share of Stock on the Annual Grant Date.

Terms and Conditions of Options. Options shall be evidenced by an Option Agreement specifying the number of shares of Stock covered, in such form as the Committee shall from time to time approve. Option Agreements may incorporate all or any of the terms of this Plan by reference and shall comply with and be consistent with the following terms and conditions:

Exercise Price. The exercise price per share of Stock subject to an Option shall be the Fair Market Value of a share of Stock on the Initial Grant Date or the Annual Grant Date, as applicable.

Exercisability. Each Initial Option shall become fully vested and exercisable on the first anniversary of the Initial Grant Date. Each Annual Option shall become fully vested and exercisable on the first anniversary of the Annual Grant Date.

Notwithstanding the foregoing, if a Non-Employee Director incurs a Termination of Service other than due to death, Disability or Retirement, any Options that are not exercisable at the date of such Termination of Service shall never become exercisable and shall be immediately forfeited. If a Non-Employee Director incurs a Termination of Service due to Disability or Retirement, any Options held by such person shall continue to become exercisable in accordance with the foregoing schedule, but the exercise thereof shall be subject to the provisions of Section 6(c) below, and, in addition, any Options shall be cancelled and forfeited if the Committee at any time thereafter determines that the former Non-Employee Director has engaged in any activity detrimental to the interests of the Company.

Expiration of Options. Each Option shall terminate and cease to be exercisable on the first to occur of the following events:

the date which is the tenth (10th) anniversary of the applicable Grant Date unless earlier terminated pursuant to clause (iii) below or pursuant to the terms of the applicable Option Agreement;

the expiration of one (1) month from the date of a person’s Termination of Service for any reason other than death, Disability or Retirement; or

the expiration of five (5) years from the date of a person’s death, whether before or after a Termination of Service.

Acceleration of Exercisability. If an Optionee incurs a Termination of Service due to death or dies following a Termination of Service while holding Options that are unexercisable, then 100% of his or her Options shall immediately become exercisable. The exercisability of Options shall also be accelerated as provided in Section 8.

Payment of Exercise Price. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price or (iii) by any combination thereof. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Option or the shares acquired upon exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option or the shares acquired upon exercise thereof. The Company shall have no obligation to deliver shares of Stock until the Company’s tax withholding obligations have been satisfied.

Nontransferability of Options; Exercise Following Death. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution or pursuant to a “qualified domestic relations order” (as defined in the Code). During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee, the Optionee’s guardian or legal representative or an alternate payee pursuant to a qualified domestic relations order.

Terms and Conditions of Restricted Stock. Shares of Restricted Stock shall be subject to restrictions on transferability and on the right of a Non-Employee Director to receive certificates evidencing shares of Restricted Stock, as set forth in a Restricted Stock Agreement in such form as the Committee shall from time to time approve. Subject to such restrictions and the provisions of such Restricted Stock Agreement and this Plan, Non-Employee Directors who receive awards of Restricted Stock shall have all of the rights of a stockholder with respect to such shares of Restricted Stock. Restricted Stock granted under this Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates.

Forfeiture. Except as otherwise determined by the Committee, if a Non-Employee Director incurs a Termination of Service other than by reason of death, Disability or Retirement, all shares of Restricted Stock theretofore awarded which are still subject to restrictions shall upon such Termination of Service be forfeited and transferred back to the Company. In addition, if a former Non-Employee Director continues to hold Restricted Stock following his or her Termination of Service due to his or her Retirement, the shares of Restricted Stock which remain subject to restrictions shall nonetheless be forfeited and transferred back to the Company if the Committee at any time thereafter determines that the former Non-Employee Director has engaged in any activity detrimental to the interests of the Company.

Lapse of Restrictions. The restrictions on transferability and any other restrictions contained in a Restricted Stock Agreement shall lapse with respect to all shares of Restricted Stock on the January 5th following the date of grant for such award. The lapse of restrictions on transferability and any other restrictions contained in a Restricted Stock Agreement shall also be accelerated as provided in Sections 7(d) and 8.

Delivery of Shares. At the time all restrictions have lapsed with respect to shares covered by an award of Restricted Stock, the Company shall deliver the shares as to which such restrictions have lapsed as follows:

if an assignment to a trust has been made, to such trust; or

if the Restricted Period has expired by reason of death and a beneficiary has been designated in a form approved by the Company, to the beneficiary so designated; or

in all other cases, to the Participant or the legal representative of the Participant’s estate.

Acceleration of Lapsing Only Upon Death or Disability. Notwithstanding the provisions of Section 7(b), if an Non-Employee Director incurs a Termination of Service due to death or Disability, or if a former Non-Employee Director dies following a Termination of Service, then all restrictions in effect at the date of such Termination of Service or at such date of death shall immediately lapse and all shares shall be free of, and no longer subject to, any restrictions. If a Non-Employee Director incurs a Termination of

Service due to Retirement, any restrictions on Shares of Restricted Stock remaining at the time of Retirement shall continue in effect and shall lapse as provided in Section 7(b).

Tax Withholding. The Company shall have the right to require a Non-Employee Director to make adequate provision for any federal, state, local or foreign taxes, if any, required by law to be withheld by the Company with respect to the income realized by such director as a result of the lapsing of restrictions with respect to shares of Restricted Stock. The Company shall have no obligation to deliver shares of Stock that were previously Restricted Stock until the Company’s tax withholding obligations have been satisfied.

Change in Control. In the event of a Change in Control, (i) any unexercisable Options shall become immediately exercisable and vested in full and (ii) all restrictions relating to any shares of Restricted Stock shall lapsed and be of no further effect upon, but immediately prior to, the date of the Change in Control. The exercise or vesting of any Option and the lapsing of restrictions with respect to shares of Restricted Stock that results solely by reason of this Section 8, shall be conditioned upon the consummation of the Change in Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

Income Taxes and Deferred Compensation. Non-Employee Directors are solely responsible and liable for the satisfaction of any federal, state, province, or local taxes that may arise in connection with the grant of Options or Restricted Stock pursuant to this Plan (including, for Non-Employee Directors subject to taxation in the United States, any taxes arising under Section 409A of the Code, except to the extent otherwise specifically provided in a written agreement with the Company). Neither the Company nor any of its employees, officers, directors, or service providers shall have any obligation whatsoever to pay such taxes, to prevent any Non-Employee Director from incurring such taxes, or to mitigate or protect such Director from any such tax liabilities. Notwithstanding anything in this Plan to the contrary, if any amounts that become due under this Plan as a result of a Non-Employee Director’s termination of membership on the Board constitute “nonqualified deferred compensation” within the meaning of Section 409A, payment of such amounts shall not commence until the Non-Employee Director incurs a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h) (“Separation from Service”). If, at the time of a Non-Employee Director’s Separation from Service, the Non-Employee Director is a “specified employee” (under Internal Revenue Code Section 409A), any amount that constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A that becomes payable to a Non-Employee Director on account of the Non-Employee Director’s Separation from Service (including any amounts payable pursuant to the preceding sentence) will not be paid until after the end of the sixth calendar month beginning after the Non-Employee Director’s Separation from Service (the “409A Suspension Period”). Within 14 calendar days after the end of the 409A Suspension Period, the Non-Employee Director shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence, without interest. Thereafter, the Non-Employee Director shall receive any remaining benefits as if there had not been an earlier delay.

Issuance of Stock. The issuance or delivery of any Option or any shares of Stock upon the exercise of an Option or the lapsing of restrictions on Restricted Stock may be postponed by the Company for any period required to comply with any applicable requirements under the federal securities laws, any applicable listing requirement of the NYSE or any other requirements of applicable laws or regulations. The Company is not obligated to deliver or issue any shares of Stock if such delivery or issuance would constitute a violation of any provision of any law or regulation or any rule of the NYSE. So long as the Company’s Stock is listed on the NYSE, issuance of any shares of Stock pursuant to an Option, or of any shares of Restricted Stock, is conditioned on such shares to be issued also being listed on the NYSE. In addition, if at any time counsel to the Company is of the opinion that the sale or issuance of shares of Restricted Stock or shares of Stock pursuant to exercise of an Option is or may be unlawful under the circumstances, the Company shall have no obligation to make such sale or issuance, and the right of an Optionee to exercise an Option, shall be suspended until, in the opinion of the Company’s counsel, such sale or issuance is lawful. No such suspension shall extend the period of time during which an Option must be exercised under Section 6(c).

Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company’s stockholders, there shall be (i) no increase in the total number of shares of Stock that may be issued under the Plan, except by operation of the provisions of Section 4(b), (ii) no change in the number of Options and shares of Restricted Stock that will be granted pursuant to Section 5(b) and (c), and (iii) no expansion in the class of persons eligible to receive Options or shares of Restricted Stock. Furthermore, to the extent required by Rule 16b-3, provisions of the Plan addressing eligibility to participate in the Plan and the amount, price and timing of Options shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. In any event, no termination or amendment of this Plan may adversely affect any outstanding Option or shares of Restricted Stock without the consent of the Non-Employee Director, unless such amendment is necessary to comply with applicable laws or regulations. This Plan shall terminate on May 8, 2018, and no further Options or shares of Restricted Stock shall be granted pursuant to this Plan after such date.

Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and use of the term “or” shall not be exclusive. This Plan shall be governed by the law of the State of Delaware, regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws.

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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees

01	Mark A. Alexander 02 David A. Brandon 03 Patrick P. Coyne 04 William K. Gerber 05 Timothy J. O’Donovan
06	James O’Leary

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.								For	Against	Abstain
2.	To approve the Kaydon Corporation 2013 Non-Employee Directors Equity Plan							☐	☐	☐
3.	Ratification of the appointment of Ernst & Young LLP, the Company’s independent registered public accountants, for the year ending December 31, 2013							☐	☐	☐
4.	To approve, by non-binding vote, executive compensation.							☐	☐	☐
NOTE: The proxies will vote in their discretion regarding such other business as may properly come before the meeting or any adjournment thereof.

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Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

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PROXY

KAYDON CORPORATION

Annual Meeting of Stockholders, May 8, 2013

Solicited on Behalf of the Board of Directors of Kaydon Corporation

The undersigned hereby appoints JAMES O’LEARY and DEBRA K. CRANE, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kaydon Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the offices of Kaydon Corporation, 2723 South State Street, Suite 300, Ann Arbor MI on Wednesday, May 8, 2013 at 11:00AM, Eastern time, and at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made but the card is signed, this proxy card will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2, FOR proposal 3, and FOR proposal 4, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

(Continued and to be signed on reverse side)